                                                                     EXHIBIT 2




                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                          PAIRGAIN TECHNOLOGIES, INC.,

                              ABALONE CORPORATION,

                                      AND

                              AVIDIA SYSTEMS, INC.



                               FEBRUARY 19, 1997

                               TABLE OF CONTENTS

                                                                                                                            PAGE
                                                                                                                            ----
SECTION 1.                THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.1      The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.2      Conversion of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.3      Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.4      Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.5      Lost, Stolen or Destroyed Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.6      Avidia Stock Option Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.7      Assumption of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.8      Benefits Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.9      Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.10     Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 2.                THE SURVIVING CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.1      Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.2      Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.3      Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 3.                REPRESENTATIONS AND WARRANTIES OF AVIDIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.1      Organization and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.2      Power, Authorization and Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.3      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.4      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.5      No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.6      Avidia's Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.7      Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.8      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.9      Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.10     Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.11     Broker's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.12     Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 3.13     Legal Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.14     Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 3.15     Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 3.16     Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.17     Pooling of Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 3.18     Selected Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 3.19     Notes and Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 3.20     Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.21     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.22     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.23     Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28





                                       i.

         Section 3.24     Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 3.25     Environment, Health, and Safety . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 3.26     Corporate Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.27     Affiliate Agreements; Irrevocable Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 3.28     Shareholders' Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 3.29     No Adverse Developments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 3.30     Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 3.31     Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 4.                REPRESENTATIONS AND WARRANTIES OF PG AND MERGER SUB . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 4.1      Organization and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 4.2      Power, Authorization and Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 4.3      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.4      No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.5      SEC Documents; PG Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.6      No Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.7      Charter Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.8      Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.9      Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.10     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 5.                CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS . . . . . . . . . . . . .  36
         Section 5.1      Conduct of Business of the Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 5.2      Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 5.3      Exclusivity; Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 5.4      Breach of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 5.5      Pooling Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 5.6      Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 5.7      Affiliates Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 5.8      Preparation of Information Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 5.9      Legal Conditions to the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 5.10     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 5.11     Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 5.12     Stockholder Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 5.13     Optionholder Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 5.14     Avidia's Auditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 5.15     Stockholder List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 5.16     Issuance of New Stock Options by PG . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 5.17     Qualification of PG Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 5.18     Infusion of New Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 5.19     Indemnification by Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 5.20     Consents to Option Assumption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 5.21     Efforts and Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43





                                      ii.

SECTION 6.                INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 6.1      Indemnification by Avidia Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 6.2      Indemnification by PG . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 6.3      Holdback Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 6.4      Minimum Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 6.5      Maximum Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 6.6      Claims for Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 6.7      Stockholder Representative Cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 6.8      Resolution of Conflicts; Arbitration; Limitation on Damages . . . . . . . . . . . . . . . . . . .  47
         Section 6.9      Avidia Transaction Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 7.                CONDITIONS TO THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 7.1      Conditions to Obligations of Each Party to Effect the Merger  . . . . . . . . . . . . . . . . . .  48
         Section 7.2      Additional Conditions to Obligations of PG  . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 7.3      Additional Conditions to Obligations of Avidia  . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 8.                TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 8.1      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 8.2      Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 8.3      Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 8.4      Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

SECTION 9.                GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 9.1      Survival of Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 9.2      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 9.3      Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 9.4      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 9.5      Entire Agreement; Nonassignability; Parties in Interest . . . . . . . . . . . . . . . . . . . . .  55
         Section 9.6      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 9.7      Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 9.8      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 9.9      Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55





                                      iii.

                      AGREEMENT AND PLAN OF REORGANIZATION



               THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of the 19th day of February, 1997, by and among PairGain Technologies, Inc., a Delaware corporation ("PG"), Abalone Corporation, a Delaware corporation and a wholly owned subsidiary of PG ("Merger Sub"), and AVIDIA Systems, Inc., a Delaware corporation ("Avidia").


                                    RECITALS

               A. The Boards of Directors of PG, Merger Sub and Avidia have each determined to engage in the transactions contemplated hereby, pursuant to which (i) Merger Sub will merge (the "Merger") with and into Avidia, (ii) (A) each share of common stock, $.001 par value, of Avidia (the "Avidia Common Stock"), (B) each share of Series A preferred stock, $.001 par value, of Avidia (the "Series A Preferred Stock"), (C) each share of Series B preferred stock, $.001 par value, of Avidia (the "Series B Preferred Stock") and (D) each share of Series B-1 preferred stock, $.001 par value of Avidia (the "Series B-1 Preferred Stock" and together with the Series A Preferred Stock and the Series B Preferred Stock, the "Avidia Preferred Stock") (except in each case for Dissenting Shares (as defined herein) or shares of Avidia Common Stock owned by Avidia, PG or Merger Sub) shall be converted into the right to receive a fraction of a share of common stock, par value $.0005 per share, of PG ("PG Common Stock") in the manner herein described, and (iii) each outstanding warrant to purchase capital stock of Avidia that is exercisable on the date hereof (an "Exchangeable Warrant") shall be converted into the right to receive shares of PG Common Stock in the manner herein described; (iv) the capital stock of Merger Sub shall be converted into shares of Avidia Common Stock, all upon the terms and subject to the conditions set forth herein.

               B. The Board of Directors of Avidia has approved this Agreement, and the transactions contemplated hereby and has recommended that the stockholders of Avidia adopt this Agreement and the transactions contemplated hereby.

               C. The Boards of Directors of PG and Merger Sub have approved this Agreement and the transactions contemplated hereby. PG, as the sole stockholder of Merger Sub, has adopted this Agreement and the transactions contemplated hereby.

               NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:





                                       1.

                                   SECTION 1.

                                   THE MERGER

         SECTION 1.1         THE MERGER.

                    (a) Subject to the terms and conditions of this Agreement, Merger Sub shall be merged with and into Avidia in accordance with Delaware Law, whereupon the separate existence of Merger Sub shall cease, and Avidia shall be the surviving corporation (the "Surviving Corporation").

                    (b) As soon as practicable after satisfaction or (to the extent permitted hereunder) waiver of all conditions to the Merger, Avidia and Merger Sub shall file a Certificate of Merger ("Certificate of Merger"), in the Office of the Secretary of State of the State of Delaware. The Merger shall become effective at such time as the Certificate of Merger is accepted for filing by the Office of the Secretary of State of the State of Delaware ("Effective Time").

                    (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the debts, liabilities and duties of Avidia and Merger Sub, all as provided under Delaware Law.

                    (d) The parties intend that (i) the transactions contemplated by this Agreement qualify as a plan of reorganization in accordance with the provisions of Section 368(a) of the Code, and be accounted for as a "pooling of interests" pursuant to Opinion No. 16 of the Accounting Principles Board and (ii) the PG Common Stock to be issued in the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of Rule 506 promulgated thereunder and in reliance on the representation made by each of the holders of Avidia Common Stock, Avidia Preferred Stock and Exchangeable Warrants that such holder is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act.

         SECTION 1.2         CONVERSION OF SHARES AND WARRANTS.

                    (a)      At the Effective Time:

                             (i) each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into one share of common stock, no par value, of the Surviving Corporation;

                             (ii) each share of Avidia Common Stock and each share of Avidia Preferred Stock outstanding immediately prior to the Effective Time (other than shares ("Dissenting Shares") held by persons exercising dissenters' rights in accordance with Delaware Law) shall, automatically and without any action on the part of the holder





                                       2.

         thereof, cease to be outstanding and be converted into the right to receive that fraction of a share of PG Common Stock as is equal to the Exchange Ratio.

                             (iii)   each Exchangeable Warrant shall,
         automatically and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive that number of shares of PG Common Stock as is equal to (a) the shares of Avidia Common Stock purchasable under the terms of the Exchangeable Warrant at the Effective Time multiplied by the Exchange Ratio less (b) the aggregate purchase price under the Exchangeable Warrant divided by the Closing Price.

                    (b) The Exchange Ratio shall be equal to (x) $94,000,000 divided by the average of the closing stock prices (the "Closing Price") of PG Common Stock on the Nasdaq Stock Market as reported in The Wall Street Journal (or if not so reported, as reported in another authoritative source acceptable to the Stockholder Representative) during the 20 consecutive trading days prior to the date of this Agreement, divided by (y) 5,955,448.

         SECTION 1.3         EXCHANGE OF CERTIFICATES.

                    (a) At the Effective Time, PG shall make available for exchange in accordance with this Section 1.3, (i) the shares of PG Common Stock issuable pursuant to Section 1.2 in exchange for outstanding shares of Avidia Common Stock and Avidia Preferred Stock or Exchangeable Warrants, less that number of shares of PG Common Stock to be held in escrow as the Holdback Amount (as defined in Section 6.3) and (ii) an amount of cash sufficient to satisfy PG's obligations under Section 1.4.

                    (b) At and after the Effective Time, upon surrender to PG of certificate(s) representing all of a holder's Avidia Common Stock, Avidia Preferred Stock (each, a "Certificate"), and Exchangeable Warrants each such holder shall receive, in exchange therefor, a certificate representing that number of whole shares of PG Common Stock to which such holder is entitled pursuant to Section 1.2 hereof less such holder's portion of the Holdback Amount (such portion to be determined on a pro rata basis among the holders of Avidia Common Stock, Avidia Preferred Stock, Exchangeable Warrants and Assumable Warrants, calculated according to the number of shares of Avidia Common Stock represented by such securities on a fully diluted basis), along with a check representing the value of any fractional shares as determined pursuant to Section 1.4 below. The stockholders of Avidia, by virtue of their approval of this Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, Derek Minno (together with his permitted successors, the "Stockholder Representative"), as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Indemnity Escrow Agreement (as defined in Section 6.3), to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement on behalf of the stockholders of Avidia (other than the terms of Section 1.2), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement,





                                       3.

including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which PG, the Merger Sub, or such Avidia stockholder may be entitled to indemnification and the Stockholder Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable. The Stockholder Representative shall not be liable for any action taken or not taken by him in connection with his obligations under this Agreement (i) with the consent of stockholders who, as of the Effective Time, owned a majority in number of the outstanding shares of Avidia Common Stock (treating Avidia Preferred Stock on an as-converted basis) or (ii) in the absence of his own gross negligence or willful misconduct. If the Stockholder Representative shall be unable or unwilling to serve in such capacity, his successor shall be named by those persons holding a majority of the outstanding shares of Avidia Common Stock (treating Avidia Preferred Stock on an as-converted basis) at the Effective Time who shall serve and exercise the powers of the Stockholder Representative hereunder. The Certificates so surrendered pursuant to this Section 1.3 shall forthwith be cancelled. In the event of a transfer of ownership of Exchangeable Warrants, Avidia Common Stock or Avidia Preferred Stock which is not registered on the transfer records of Avidia, the appropriate number of shares of PG Common Stock may be delivered to a transferee if the Certificate representing such Exchangeable Warrants, Avidia Common Stock or Avidia Preferred Stock, as the case may be, is accompanied by all documents required to evidence and effect such transfer and to evidence that payment of any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.3, each Certificate shall be deemed at any time after the Effective Time to represent solely the right to receive upon such surrender the number of shares of PG Common Stock as provided by this Section 1.3 and the provisions of Delaware Law.

                    (c) As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 6.3 hereof, PG shall cause to be delivered to the Indemnity Escrow Agent (as defined in Section 6.3) a certificate or certificates representing the Holdback Amount.

                    (d) Any certificates representing shares of PG Common Stock issued pursuant to this Agreement will bear the following legend:

                    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS IN EFFECT UNDER SUCH ACT, (2) SUCH TRANSFER IS PURSUANT TO RULE 144 UNDER SUCH ACT OR (3) THE HOLDER HEREOF FURNISHES TO PAIRGAIN TECHNOLOGIES, INC. AN OPINION OF COUNSEL, WHICH COUNSEL AND WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO PAIRGAIN TECHNOLOGIES, INC. THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED.





                                       4.

                    (e) To the extent permitted by applicable law, all PG Common Stock delivered, and all cash in lieu of any fractional shares of PG Common Stock paid, upon the surrender for exchange of shares of Avidia Common Stock or Avidia Preferred Stock, as the case may be, in accordance with the terms hereof, shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of Avidia or its transfer agent of the shares of Avidia Common Stock or Avidia Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for any reason, they shall be cancelled and exchanged as provided in this Section 1.3.

         SECTION 1.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement to the contrary, no fractional shares of PG Common Stock shall be issued in connection with the Merger. All shares of PG Common Stock to which a holder of shares of Avidia Common Stock or Avidia Preferred Stock or Exchangeable Warrants is entitled pursuant to Section 1.2 or the provisions of the Indemnity Escrow Agreement shall be aggregated at the time any shares are to be issued pursuant to this Agreement or released pursuant to the Indemnity Escrow Agreement. If a fractional share results from such aggregation, in lieu of any such fractional share, each holder of shares of Avidia Common Stock or Avidia Preferred Stock or Exchangeable Warrants who would otherwise have been entitled to receive a fraction of a share of PG Common Stock shall be entitled to receive a cash payment equal to such fraction multiplied by the Closing Price.

         SECTION 1.5 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, PG shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of PG Common Stock (and cash in lieu of fractional shares) as the holder of such lost, stolen or destroyed certificates would have been entitled pursuant to
Section 1.2 had such Certificates not been lost, stolen or destroyed; provided, however, that PG may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against PG or the Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.

         SECTION 1.6 AVIDIA STOCK OPTION PLANS. Subject to the terms and conditions of this Agreement, at the Effective Time, PG will assume each outstanding option to purchase Avidia Common Stock (singularly, an "Avidia Option" and, collectively, the "Avidia Options") granted under Avidia's 1996 Stock Plan, as amended (the "Avidia Plan"), and each such Avidia Option shall automatically become an option to purchase shares of PG Common Stock (singularly, a "PG Option" and, collectively, the "PG Options") for that number of shares determined by multiplying the number of shares of Avidia Common Stock subject to such Avidia Option by the Exchange Ratio. Subject to the foregoing, the exercise price per share (the "Option Exercise Price") for each such PG Option will equal the exercise price of the corresponding Avidia Option immediately prior to the Effective Time divided by the Exchange Ratio, such that there is no or de minimis change in the aggregate exercise price of each Avidia Option. If the foregoing calculation results in a PG Option being exercisable for a fraction of a share (after





                                       5.

aggregation of all shares subject to such option), then in lieu of receiving such fractional share, the holder of such option shall receive in cash the fair market value of the fractional share, net of the applicable exercise price of such fractional share. The per share Option Exercise Price of each PG Option shall be rounded up to the nearest hundredth of a cent ($0.0001). Vesting time accrued under the Avidia Option prior to the Effective Time will be credited to an optionee for the purposes of determining the number of shares subject to exercise after the Merger. It is the intention of the parties that to the extent an Avidia Option was an incentive stock option under Section 422 of the Code prior to the Merger, the corresponding PG Option shall continue to remain an incentive stock option. However, no assumed Avidia Option will entitle the holder thereof to any additional benefits within the meaning of Section 424(a)(2) of the Code that were not available prior to such assumption. Unless the parties hereto and the optionee otherwise agree, the term, exercisability, vesting schedule and all other terms of the PG Option will be substantially the same as those of the corresponding Avidia Option.

         SECTION 1.7 ASSUMPTION OF WARRANTS. Subject to the terms and conditions of this Agreement, at the Effective Time, PG will assume each outstanding warrant to purchase capital stock of Avidia other than Exchangeable Warrants (each, an "Assumed Warrant" and, collectively, the "Assumed Warrants") and each such Assumed Warrant shall be converted in accordance with its terms and without any action on the part of the holder thereof into a warrant to purchase shares of PG Common Stock (each, a "PG Warrant" and, collectively, the "PG Warrants") for that number of shares determined by multiplying the number of shares of Avidia capital stock subject to such Assumed Warrant by the Exchange Ratio. At and after the Effective Time, upon exercise of an Assumed Warrant, the holder shall receive, in exchange therefor, a certificate representing that number of whole shares of PG Common Stock to which such holder is entitled pursuant to this Section 1.7 less such holder's portion of the Holdback Amount (such portion to be determined on a pro rata basis among the holders of Avidia Common Stock, Avidia Preferred Stock, Exchangeable Warrants and Assumable Warrants, calculated according to the number of shares of Avidia Common Stock represented by such securities on a fully diluted basis). Subject to the foregoing, the exercise price per share (the "Warrant Exercise Price") for each such PG Warrant will equal the exercise price of the corresponding Assumed Warrant immediately prior to the Effective Time divided by the Exchange Ratio, such that there is no or de minimis change in the aggregate exercise price of each Assumed Warrant. If the foregoing calculation results in a PG Warrant being exercisable for a fraction of a share (after aggregation of all shares subject to such warrant), then in lieu of receiving such fractional share, the holder of such warrant shall receive in cash the fair market value of the fractional share, net of the applicable exercise price of such fractional share. The per share exercise price of each PG Warrant shall be rounded up to the nearest hundredth of a cent ($0.0001). Unless the parties hereto and the warrantholder otherwise agree, each PG Warrant shall be enforceable against PG according to its terms and the term, exercisability and all other terms of each PG Warrant will be substantially the same as those of the corresponding Assumed Warrant.





                                       6.

         SECTION 1.8 BENEFITS ARRANGEMENTS. As soon as practicable after the Effective Time, PG and Avidia each agree to appoint personnel from their respective human resources departments who will meet and in good faith negotiate to reach agreement with respect to the manner in which Avidia employee benefit plans, other than those governed by Section 1.6 above, will be treated after the Merger. The parties agree that to the extent practicable PG will provide benefits for Avidia employees and officers following the Merger that are substantially identical to the benefits provided to similarly situated PG employees and officers; provided, further, that the Avidia employees and officers as of the Effective Time shall receive past service credit for their years of service (including fractional years) with Avidia.

         SECTION 1.9 DISSENTING SHARES. If holders of Avidia Common Stock or Avidia Preferred Stock are entitled to dissenters' rights in connection with the Merger under Delaware Law, any Dissenting Shares shall not be converted into the right to receive the consideration set forth in Section
1.2 but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. Avidia shall give PG prompt notice of any demand for appraisal or purchase received prior to the Effective Time with respect to Dissenting Shares, and PG shall have the right to participate in all negotiations and proceedings with respect to such demand.

         SECTION 1.10 CERTAIN DEFINITIONS. As used in this Agreement the following terms have the following meanings (terms defined in the singular have a correlative meaning when used in the plural and vice versa). Certain other terms are defined in the text of this Agreement, the location of which is set forth herein.

                    (a)      "Action" shall have the meaning set forth in
Section 6.6(a) of this Agreement.

                    (b) "ADR" shall have the meaning set forth in Section 6.8(b) of this Agreement.

                    (c) "Affiliate/Stockholder Agreements" shall have the meaning set forth in Section 3.27 of this Agreement.

                    (d) "Affiliated Group" shall have the meaning set forth in Section 3.14(d) of this Agreement.

                    (e) "Agreement" shall have the meaning set forth in the Preamble of this Agreement.

                    (f) "Alternative Acquisition" shall have the meaning set forth in Section 5.3 of this Agreement.

                    (g) "Amended Shareholders' Agreement" shall have the meaning set forth in Section 3.28 of this Agreement.





                                       7.

                    (h) "Assumed Warrant" shall have the meaning set forth in Section 1.7 of this Agreement.

                    (i) "Avidia" means AVIDIA Systems, Inc., a Delaware corporation.

                    (j) "Avidia Ancillary Agreements" means the Affiliate/Stockholder Agreements, the Noncompetition Agreements and the Amended Shareholders' Agreement.

                    (k) "Avidia Balance Sheet" shall have the meaning set forth in Section 3.6 of this Agreement.

                    (l) "Avidia Certificate" shall have the meaning set forth in Section 3.3(e) of this Agreement.

                    (m) "Avidia Common Stock" shall have the meaning set forth in Recital A of this Agreement.

                    (n) "Avidia Disclosure Schedule" shall have the meaning set forth in Section 3 of this Agreement.

                    (o) "Avidia Founders" shall have the meaning set forth in Section 3.27 of this Agreement.

                    (p) "Avidia Option" shall have the meaning set forth in Section 1.6 of this Agreement.

                    (q)      "Avidia Plan" shall have the meaning set forth in
Section 1.6 of this Agreement.

                    (r) "Avidia Preferred Stock" shall have the meaning set forth in Recital A of this Agreement.

                    (s) "Avidia Stockholder Materials" shall have the meaning set forth in Section 3.31 of this Agreement.

                    (t) "Avidia Transaction Costs" shall have the meaning set forth in Section 5.10(a) of this Agreement.

                    (u) "Balance Sheet Date" shall have the meaning set forth in Section 3.6 of this Agreement.

                    (v)      "Basket" shall have the meaning set forth in
Section 6.4 of this Agreement.





                                       8.

                    (w)      "Certificate" shall have the meaning set forth in
Section 1.3(b) of this Agreement.

                    (x) "Certificate of Merger" shall have the meaning set forth in Section 1.1(b) of this Agreement.

                    (y)      "Claim" shall have the meaning set forth in
Section 6.6(b) of this Agreement.

                    (z)      "Claim Notice" shall have the meaning set forth in
Section 6.6(b) of this Agreement.

                    (aa) "Closing Price" shall have the meaning set forth in Section 1.2(b) of this Agreement.

                    (ab)     "COBRA" shall have the meaning set forth in
Section 3.22(d) of this Agreement.

                    (ac) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                    (ad) "Confidential Intellectual Property" means (i) the Source Code (as hereinafter defined) specified in Section 3.16(f) for the computer software identified on Schedule 3.16(f) of the Avidia Disclosure Schedule as owned by Avidia; (ii) all block diagrams, schematic drawings, technical documentation authored by or for Avidia, design specifications, beta sheets and project outlines for Avidia's ATM and XDSL system architecture; and
(iii) all schematic drawings, block diagrams and design specifications and other tangible materials and media for Avidia's parallel interface ADSL modem and algorithm for transferring ATM cells over a personal computer parallel interface port, but specifically excluding in the case of each of subsections
(i) through (iii) above any hardware or components supplied by third parties and any Nonprotectable Code (as hereinafter defined)

                    (ae) "Confidentiality Agreement" shall have the meaning set forth in Section 5.2 of this Agreement.

                    (af) "Consent to Option Assumption" shall have the meaning set forth in Section 5.20 of this Agreement.

                    (ag) "Contest Notice" shall have the meaning set forth in Section 6.6(c) of this Agreement.

                    (ah) "Controlled Group of Corporations" shall have the meaning set forth in Section 3.23(b) of this Agreement.

                    (ai) "Costs Summary" shall have the meaning set forth in Section 5.10(b) of this Agreement.





                                       9.

                    (aj) "Defending Party" shall have the meaning set forth in Section 6.6(c) of this Agreement.

                    (ak) "Dissenting Shares" shall have the meaning set forth in Section 1.2(a)(ii) of this Agreement.

                    (al) "Effective Time" shall have the meaning set forth in Section 1.1(b) of this Agreement.

                    (am) "Employee Benefit Plan" means any (a) nonqualified deferred compensation, retirement plan, severance plan or similar plan or arrangement; (b) Employee Pension Benefit Plan; (c) Employee Welfare Benefit Plan; (d) Multiemployer Plan (as set forth in Section 3(37) of ERISA and
Section 414(f) of the Internal Revenue Code of 1986, as amended (the "Code")); and (e) any other nonqualified plan providing welfare benefits, including but not limited to medical, dental, life insurance and disability benefits.

                    (an) "Employee Pension Benefit Plan" means a plan as set forth in Section 3(2) of ERISA.

                    (ao) "Employee Welfare Benefit Plan" means a plan as set forth in Section 3(1) of ERISA.

                    (ap) "Environmental and Safety Laws" shall have the meaning set forth in Section 3.25(a)(i) of this Agreement.

                    (aq) "Equity Transaction" shall have the meaning set forth in Section 5.3 of this Agreement.

                    (ar) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                    (as) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                    (at) "Exchangeable Warrant" shall have the meaning set forth in Recital A of this Agreement.

                    (au) "Existing Shareholders' Agreement" shall have the meaning set forth in Section 3.28 of this Agreement.

                    (av)     "Fiduciary" shall have the meaning set forth in
Section 3.23(b)(i) of this Agreement.

                    (aw) "Governmental Authority" shall have the meaning set forth in Section 3.2(b) of this Agreement.





                                      10.

                    (ax) "Hazardous Materials" shall have the meaning set forth in Section 3.25(a)(ii) of this Agreement.

                    (ay) "Holdback Amount" shall have the meaning set forth in Section 6.3 of this Agreement.

                    (az) "Indemnification Damages" shall have the meaning set forth in Section 6.1 or 6.2 of this Agreement, as applicable.

                    (ba) "Indemnified Party" shall have the meaning set forth in Section 6.1 or 6.2 of this Agreement, as applicable.

                    (bb) "Indemnifying Party" shall have the meaning set forth in Section 6.1 or 6.2 of this Agreement, as applicable.

                    (bc) "Indemnity Escrow Agent" shall have the meaning set forth in Section 6.3 of this Agreement.

                    (bd) "Indemnity Escrow Agreement" shall have the meaning set forth in Section 6.3 of this Agreement.

                    (be) "Indemnity Termination Date" shall have the meaning set forth in Section 6.1 of this Agreement.

                    (bf) "Information Statement" shall have the meaning set forth in Section 5.8 of this Agreement.

                    (bg) "Intellectual Property" means all (i) inventions (whether patentable or unpatentable), all improvements thereto, and all patents and patent applications, together with all reissues, continuations, continuations-in-part, divisions, extensions, renewals and re-examinations thereof, and foreign counterparts thereof; (ii) trade marks, service marks, trade dress rights, logos, trade names and corporate names and all applications, registrations, and renewals in connection therewith; (iii) copyrightable works, copyrights and all applications, registrations and renewals in connection therewith; (iv) trade secrets and confidential business information including, without limitation, confidential know-how, formulas, compositions, drawings, specifications, customer and supplier lists, pricing and cost information, financial information, and business and marketing plans and proposals; (v) computer software including, without limitation, data and documentation owned by Avidia or developed for Avidia by any of its employees or consultants, (vi) mask work rights and (vii) other proprietary rights anywhere in the world used by Avidia in connection with its businesses or which is incorporated into or forms a part of any product licensed, sold, developed or being developed by or for Avidia as of the Effective Date.

                    (bh) "Intellectual Property Licenses" shall have the meaning set forth in Section 3.16(d) of this Agreement.





                                      11.

                    (bi) "Irrevocable Proxies" shall have the meaning set forth in Section 3.27 of this Agreement.

                    (bj) "knowledge" or "best knowledge" means, (i) when applied to Abalone, the actual knowledge of each of Paul Eaton, David Jenkins, Charles McCormack and Paul Sun, and (ii) when applied to PG, the actual knowledge of each of Charles Strauch, Charles McBrayer, Rob Price, Howard Flagg and Benedict Itri.

                    (bk) "Material Adverse Effect" means a material adverse change or effect on the business, financial condition, operations, results of operations, or future prospects, as such prospects exist at the time of the applicable representation or covenant, of Avidia or PG, as appropriate; provided, however, that Material Adverse Effect shall in each instance exclude any change or effect due to general economic or industry wide conditions.

                    (bl) "Merger" shall have the meaning set forth in Recital A of this Agreement.

                    (bm) "Merger Sub" means Abalone Corporation, a Delaware corporation and a wholly owned subsidiary of PG.

                    (bn) "Noncompetition Agreements" means the Noncompetition Agreements to be entered among PG, Avidia and those employees of Avidia listed on Schedule 7.2(f).

                    (bo) "Nonprotectable Code" means non-protectable or generic elements of computer software.

                    (bp) "Notice of Action" shall have the meaning set forth in Section 6.6(a) of this Agreement.

                    (bq) "Option Exercise Price" shall have the meaning set forth in Section 1.6 of this Agreement.

                    (br) "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                    (bs) "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                    (bt) "PG" means Pairgain Technologies, Inc., a Delaware corporation.

                    (bu)     "PG Ancillary Agreements" means the
Affiliate/Stockholder Agreements, the Noncompetition Agreements, the Amended Shareholders' Agreement, the Registration Rights Agreement and the Indemnity Escrow Agreement.





                                      12.

                    (bv) "PG Common Stock" shall have the meaning set forth in Recital A of this Agreement.

                    (bw) "PG Disclosure Schedule" shall have the meaning set forth in Section 4 of this Agreement.

                    (bx) "PG Financial Statements" shall have the meaning set forth in Section 4.5 of this Agreement.

                    (by)     "PG Option" shall have the meaning set forth in
Section 1.6 of this Agreement.

                    (bz) "PG Preferred Stock" shall have the meaning set forth in Section 4.3(a) of this Agreement.

                    (ca) "PG SEC Documents" shall have the meaning set forth in Section 4.5 of this Agreement.

                    (cb) "PG Stock Plans" shall have the meaning set forth in Section 4.3 of this Agreement.

                    (cc) "PG Transaction Costs" shall have the meaning set forth in Section 5.10(c) of this Agreement.

                    (cd)     "PG Warrant" shall have the meaning set forth in
Section 1.7 of this Agreement.

                    (ce) "Pooling Representation Letter" shall have the meaning set forth in Section 3.17 of this Agreement.

                    (cf) "Registration Rights Agreement" shall have the meaning set forth in Section 5.12 of this Agreement.

                    (cg) "Reimbursable Amount" shall have the meaning set forth in Section 5.10(b) of this Agreement.

                    (ch) "Required Avidia Consents" shall have the meaning set forth in Section 5.6 of this Agreement.

                    (ci) "Required PG Consents" shall have the meaning set forth in Section 5.6 of this Agreement.

                    (cj)     "Resolution" shall have the meaning set forth in
Section 6.6(g) of this Agreement.

                    (ck)     "SEC" means the U.S. Securities and Exchange
Commission.





                                      13.

                    (cl) "Securities Act" means the Securities Act of 1933, as amended.

                    (cm) "Security Interest" means any mortgage, pledge, lien, encumbrance or other security interest.

                    (cn) "Series A Preferred Stock" shall have the meaning set forth in Recital A of this Agreement.

                    (co) "Series B Preferred Stock" shall have the meaning set forth in Recital A of this Agreement.

                    (cp) "Series B-1 Preferred Stock" shall have the meaning set forth in Recital A of this Agreement.

                    (cq) "Source Code" means both machine readable and human readable copies of the software consisting of instructions to be executed upon a computer in the language used by its programmers (i.e., prior to compilation or assembly) in a form in which the program logic of the software is deducible by a human being.

                    (cr) "Stockholder Representative" shall have the meaning set forth in Section 1.3(b) of this Agreement.

                    (cs) "Surviving Corporation" shall have the meaning set forth in Section 1.1(a) of this Agreement.

                    (ct)     "Taxes" shall have the meaning set forth in
Section 3.14(a) of this Agreement.

                    (cu)     "Tax Returns" shall have the meaning set forth in
Section 3.14(b) of this Agreement.

                    (cv) "Third Party Licenses" shall have the meaning set forth in Section 3.16(e) of this Agreement.

                    (cw) "Warrant Exercise Price" shall have the meaning set forth in Section 1.7 of this Agreement.





                                      14.

                                   SECTION 2.

                           THE SURVIVING CORPORATION

         SECTION 2.1 CERTIFICATE OF INCORPORATION. At the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to conform to the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time and shall become the Certificate of Incorporation of the Surviving Corporation.

         SECTION 2.2 BYLAWS. At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

         SECTION 2.3 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub at the Effective Time shall become directors of the Surviving Corporation, and the officers of Avidia at the Effective Time shall become the initial officers of the Surviving Corporation.


                                   SECTION 3.

                    REPRESENTATIONS AND WARRANTIES OF AVIDIA


         Except as set forth in the disclosure schedule attached hereto as
Schedule 3, which disclosure schedule is arranged in schedules corresponding to the lettered and numbered paragraphs contained in this Section 3 (the "Avidia Disclosure Schedule"), Avidia hereby represents and warrants to PG and Merger Sub, as of the date of this Agreement, as follows:

         SECTION 3.1 ORGANIZATION AND GOOD STANDING. Avidia is (a) a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (b) has the requisite corporate power and authority to own and lease its properties and to carry on its business as now conducted; and (c) is qualified as a foreign corporation in each U.S. jurisdiction in which a failure to be so qualified would reasonably be expected to have a Material Adverse Effect. Schedule 3.1 of the Avidia Disclosure Schedule lists the current directors and officers of Avidia.

         SECTION 3.2         POWER, AUTHORIZATION AND VALIDITY.

                    (a) Except for the stockholder consents set forth in subparagraph (d), Avidia has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Avidia Ancillary Agreements. The execution, delivery and performance of this Agreement and the Avidia Ancillary Agreements have been duly and validly approved and authorized by Avidia's Board of Directors. The operations and business now being





                                      15.

conducted by Avidia have not been conducted under any other name or entity except ATM Products, Inc.

                    (b) No filing with or authorization or approval of any governmental or regulatory body, court, agency, official or authority (each, a "Governmental Authority") on behalf of Avidia or any Affiliate of Avidia is necessary to enable Avidia to enter into, and to perform its obligations under, this Agreement and the Avidia Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of appropriate documents with the relevant authorities of Delaware or other states in which Avidia is qualified to do business, if any; and (b) filings, authorizations or approvals where the failure to make or obtain such filings, authorizations or approvals would not reasonably be expected to have a Material Adverse Effect or substantially interfere with the ability of Avidia to consummate the transactions contemplated hereby.

                    (c) This Agreement and the Avidia Ancillary Agreements are, or when executed by Avidia will be, valid and binding obligations of Avidia enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Certificate of Merger will not be effective until filed with the Delaware Secretary of State.

                    (d) The requisite vote of Avidia stockholders for the approval and adoption of this Agreement and the Merger is (i) a majority of the outstanding shares of Avidia Common Stock and Avidia Preferred Stock voting together as a single class and (ii) fifty percent (50%) or more of the Series A Preferred Stock and Series B-1 Preferred Stock voting together as a single class.

         SECTION 3.3         CAPITALIZATION.

                    (a) The authorized capital stock of Avidia consists of 7,550,000 shares of Avidia Common Stock, of which 3,000,000 shares are issued and outstanding as of the date hereof, and 2,710,000 shares of the Avidia Preferred Stock, of which 650,000 are designated Series A Preferred Stock, all of which are issued and outstanding as of the date hereof, 266,666 are designated Series B Preferred Stock, all of which are issued and outstanding as of the date hereof, and 1,793,334 are designated Series B-1 Preferred Stock, 1,560,718 of which are issued and outstanding as of the date hereof. No holder of Avidia Common Stock or Avidia Preferred Stock is obligated to Avidia under any note (or other instrument evidencing indebtedness) with respect the purchase of such Avidia Common Stock or Avidia Preferred Stock. An aggregate of 1,500,000 shares of Avidia Common Stock are reserved and authorized for issuance pursuant to the Avidia Plan, of which options to purchase a total of 585,100 shares of Avidia Common Stock are outstanding. In addition, an aggregate of 248,064 shares of Avidia Common Stock are reserved for issuance upon exercise of outstanding warrants to purchase Common Stock and an aggregate of 230,000 shares of Series B-1 Preferred Stock are reserved for issuance upon exercise of outstanding warrants to purchase Series B-1 Preferred Stock. All issued and outstanding shares of Avidia Common Stock and Avidia Preferred Stock have been duly





                                      16.

authorized and validly issued, are fully paid and nonassessable, and are held of record by the respective Avidia stockholders as set forth in Schedule 3.3(a) of the Avidia Disclosure Schedule. Avidia does not hold any shares of its capital stock as treasury stock.

                    (b) All Avidia Options have been duly authorized and validly issued and are held of record by the respective Avidia optionholders as set forth in Schedule 3.3(b) of the Avidia Disclosure Schedule, which schedule includes the vesting schedule (including vesting commencement date) of and the exercise price of each Avidia Option and whether the recipient of such Avidia Option was or is an employee, consultant or director of Avidia. No Avidia Option is subject to an acceleration of vesting, nor is any Avidia Option subject to any other change in vesting as a result of the Merger and the transactions contemplated hereby.

                    (c) All Exchangeable Warrants and Assumed Warrants have been duly authorized and validly issued and are held of record by the respective Avidia warrantholders as set forth in Schedule 3.3(c) of the Avidia Disclosure Schedule. The Assumed Warrants are assumable by PG as set forth in
Section 1.7 of this Agreement according to their terms.

                    (d) There are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any of Avidia's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of Avidia Common Stock or Avidia Preferred Stock, or except for the rights of the holders of Dissenting Shares, if any, obligating Avidia to grant, extend, or enter into any such option, warrant, call, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. Except as contemplated by Section 3.27 hereof, there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Avidia's outstanding securities. Avidia is not under any obligation to register under the Securities Act, any of its presently outstanding securities or any securities that may be subsequently issued. All Avidia Common Stock and Avidia Preferred Stock issued, offered and sold by Avidia was issued, offered and sold in compliance with federal and state securities laws.

                    (e) No liquidation preference shall be due with respect to any share of Avidia Common Stock or Avidia Preferred Stock as a result of the Merger or the transactions contemplated hereby. Pursuant to Avidia's Certificate of Incorporation, as amended (the "Avidia Certificate"), each share of Avidia Preferred Stock is presently convertible by the holder thereof into one (1) share of Avidia Common Stock. Attached hereto as Schedule 3.3(e) is a copy of the Avidia Certificate and the Bylaws of Avidia, each as currently in effect on the date hereof.

         SECTION 3.4 SUBSIDIARIES. Avidia does not have any subsidiaries or any interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

         SECTION 3.5         NO VIOLATION.   Neither the execution and the
delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Avidia is subject or any provision of





                                      17.

the Avidia Certificate or the Bylaws of Avidia or (b) (i) conflict with, (ii) result in a breach of, (iii) constitute a default under, (iv) result in the acceleration of, (v) create in any party the right to require any notice under, accelerate, terminate, modify, or (vi) result in the cancellation of any material agreement, contract, lease, license, instrument, franchise, permit or other arrangement to which Avidia is a party or by which it is bound or to which any of its assets is subject.

         SECTION 3.6 AVIDIA'S FINANCIAL STATEMENTS. Avidia's audited balance sheet (the "Avidia Balance Sheet") as of December 31, 1996 (the "Balance Sheet Date"), a copy of which will be delivered to PG by Deloitte & Touche LLP (a) is in accordance with the books and records of Avidia, (b) fairly presents the financial condition of Avidia at the date therein indicated and (c) has been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein).

         SECTION 3.7 BOOKS AND RECORDS. The books, records and accounts of Avidia (i) have been maintained in accordance with good business practices on a consistent basis; (ii) are stated in reasonable detail and reflect the transactions and dispositions of the assets of Avidia; and (iii) fairly reflect the basis for the Avidia Balance Sheet.

         SECTION 3.8 LITIGATION. Avidia has not been and is not a party to any action, suit, proceeding, hearing, claim, or arbitration, including without limitation any that may prevent consummation of any of the transactions contemplated by this Agreement, in or before any court or administrative agency, nor to Avidia's knowledge has any such action, suit, proceeding, hearing, claim, arbitration or investigation been threatened. Neither Avidia nor any of its assets is subject to any outstanding injunction, judgment, order, decree, ruling or charge. To Avidia's knowledge, there is no reasonable basis for any stockholder or former stockholder of Avidia, or any other person, firm, corporation, or entity, to assert a claim against Avidia or PG based upon: (i) ownership or rights to ownership of any shares of Avidia capital stock; (ii) any rights as an Avidia stockholder, including any option or preemptive rights or rights to notice or to vote; or (iii) any rights under any agreement among Avidia and its stockholders. There are no facts or circumstances which Avidia believes could reasonably form the basis of any claim against Avidia which could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.9 UNDISCLOSED LIABILITIES. Avidia has no liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for liabilities that:
(i) are set forth in the Avidia Balance Sheet or the Avidia Disclosure Schedule, or (ii) could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.10 ABSENCE OF CERTAIN CHANGES. Except for transactions contemplated by this Agreement in connection with the Merger (or otherwise disclosed expressly on any schedule delivered in connection herewith), since the Balance Sheet Date:

                    (a) there has not been any Material Adverse Effect on Avidia;





                                      18.

                    (b) Avidia has not sold, leased, transferred, or assigned any assets or properties, tangible or intangible for consideration in excess of $50,000;

                    (c) Avidia has not entered into, assumed or become bound under any agreement, contract, lease, or commitment or extended or modified the terms of any presently existing agreement, contract, lease or commitment that involves the payment of more than $50,000 per annum, other than agreements, contracts, leases or commitments in the Ordinary Course of Business and those contemplated by this Agreement;

                    (d) Neither Avidia nor any other party has accelerated, terminated, made modifications to, or canceled any agreement, contract, lease, or license that involves the payment or receipt of more than $50,000 per annum, other than agreements, contracts, leases or licenses in the Ordinary Course of Business and those contemplated by this Agreement to which Avidia is a party or by which it is bound, and Avidia has not modified, canceled, waived or settled any debts or claims held by it in excess of $50,000;

                    (e) None of the assets of Avidia, tangible or intangible, has become subject to any Security Interest other than Security Interests arising in the Ordinary Course of Business;

                    (f) Other than in the Ordinary Course of Business, Avidia has not made any capital expenditures or incurred or paid expenses exceeding $50,000 in the aggregate of all such capital expenditures or expenses;

                    (g) Avidia has not made any capital investment in, or any loan to, any other Person other than travel loans or other advances in the Ordinary Course of Business;

                    (h) Avidia has not created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligations;

                    (i) except for the filing of a certificate of correction (a copy of which is attached hereto as part of Schedule 3.3(e)), there has been no change made or authorized in the Avidia Certificate or the Bylaws of Avidia;

                    (j) Avidia has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                    (k) Avidia has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property which has had or would reasonably be expected to have a Material Adverse Effect;

                    (l) Avidia has not suffered any repeated, recurring or prolonged shortage, cessation or interruption of inventory shipments, supplies or utility services which has had or would reasonably be expected to have a Material Adverse Effect;





                                      19.

                    (m) Avidia has not made any loan to, entered into any transaction with, made any changes in employment terms with, or granted any salary increase, bonus or extraordinary payment to, any of its directors, officers, or their Affiliates (except in the Ordinary Course of Business), and, in any event, any such loan, transaction, change, or grant was on fair and reasonable terms no less favorable to Avidia than would be obtained in a comparable arm's length transaction with a Person which is not such a director, officer or an Affiliate thereof;

                    (n) Avidia has not entered into any collective bargaining agreement or modified the terms of any such existing agreement;

                    (o)      Avidia has not modified any outstanding Avidia
Option;

                    (p) Avidia has not suffered any material change or, to the best of its knowledge, any threat of any material change in its relations with, or any loss or threat of loss of, any of its major customers, distributors, dealers or major suppliers which has had or could reasonably be expected to have a Material Adverse Effect;

                    (q) Avidia has not received notice or had knowledge of any actual or threatened labor trouble, other than individual grievances, or strike, or any other occurrence, event or condition of a similar character;

                    (r) Avidia has not changed any of the accounting principles followed by it or the method of applying such principles;

                    (s) Avidia has not made a change in any of its banking or safe deposit arrangements;

                    (t) Avidia has not entered into any transaction other than in the Ordinary Course of Business; and

                    (u)      Avidia has not committed to any of the foregoing.

         SECTION 3.11 BROKER'S FEES. Avidia has no liability or obligation to pay any fees or commissions to any broker, finder, agent or similar Person with respect to the transactions contemplated by this Agreement, nor has Avidia entered into any agreement, written or oral, with respect to, or held any discussions with, any such broker, finder, agent or similar Person with respect to the transactions contemplated by this Agreement, the result of which would entitle such broker, finder, agent or similar Person to a fee or commission in connection therewith.

         SECTION 3.12 TITLE TO ASSETS. Avidia has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it or shown on the Avidia Balance Sheet or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the Ordinary Course of Business), free and clear of all Security Interests other than (a) those set forth on the search of filings with respect to Avidia under Article 9 of the Uniform





                                      20.

Commercial Code, or any equivalent statute, attached hereto as Schedule 3.12,
(b) Security Interests for current taxes not delinquent or being contested in good faith by appropriate proceedings, (c) Security Interests in connection with workers' compensation, unemployment insurance or other social security obligations, (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business, (e) mechanic's workman's, materialmen's or other like security interest arising in the Ordinary Course of Business with respect to obligations which are not due or which are being contested in good faith and
(f) such imperfections of title, Security Interests, easements and encumbrances, if any, which would not have a Material Adverse Effect. No Person other than Avidia or Avidia's lessors owns any assets or properties currently utilized in or reasonably necessary to the operations or business of Avidia. There are no existing contracts, agreements, commitments or arrangements with any Person to acquire any of the assets or properties of Avidia (or any interest therein) other than in the Ordinary Course of Business, except for this Agreement.

         SECTION 3.13 LEGAL COMPLIANCE. Avidia has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except for violations that have not had and would not reasonably be expected to have a Material Adverse Effect. No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, notice or inquiry has been filed or commenced against or received by, any governmental body alleging any failure to so comply. Avidia has all licenses, permits, approvals, registrations, qualifications, certificates and other governmental authorizations necessary for the present operations of Avidia except for licenses, permits, approvals, registrations, qualifications, certificates or other governmental authorizations the lack of which have not had and could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.14        TAX MATTERS.

                    (a) For purposes of this Agreement, "Taxes" means all federal, state, municipal, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, value added, license, excise, franchise, employment, withholding, capital stock, levies, imposts, duties, transfer and registration fees or similar taxes or charges imposed on the income, payroll, properties or operations of Avidia, together with any interest, additions or penalties, deficiencies or assessments with respect thereto and any interest in respect of such additions or penalties.

                    (b) Avidia has filed all federal and state reports and returns with respect to Taxes based on income and, to its knowledge, has filed all other reports and returns with respect to all other Taxes that it was required to file (collectively "Tax Returns"). All such Tax Returns were correct and complete in all material respects and no such Tax Returns are currently the subject of audit. All Taxes owed by Avidia (whether or not shown on any Tax Return) were paid in full when due. Any contested Taxes were contested or are being contested in good faith and, if currently being contested, are supported by adequate reserves. Avidia has provided adequate reserves on the Avidia Balance Sheet for the payment of any Taxes accrued but not yet





                                      21.

due and payable. Avidia is not currently the beneficiary of any extension of time within which to file any Tax Return, and Avidia has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

                    (c) There is no dispute or claim concerning any liability of Avidia for Taxes either (i) claimed or raised by any authority in writing or (ii) based upon personal contact with any agent of such authority. There are no tax liens of any kind upon any property or assets of Avidia, except for inchoate liens for Taxes not yet due and payable.

                    (d) Avidia has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Avidia has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. Avidia has not been a United States real property holding corporation within the meaning of Code
Section 897(c) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Avidia is not a party to any tax allocation or sharing agreement. Avidia (i) has not been a member of any affiliated group within the meaning of Code Section 1504 or any similar group defined under a similar provision of state, local, or foreign law (an "Affiliated Group") filing a consolidated Federal Income Tax Return (other than a group the common parent of which was Avidia) and (ii) has no liability for the taxes of any Person (other than Avidia) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                    (e) The current and deferred Tax liability set forth in the Avidia Balance Sheet reflects all current and future Tax liability of Avidia as of December 31, 1996.

         SECTION 3.15        PROPERTIES.

                    (a)      Avidia owns no real property.

                    (b) Schedule 3.15 of the Avidia Disclosure Schedule lists all real or personal property leased or subleased to Avidia. Avidia has delivered to PG correct and complete copies of the leases and subleases listed in Schedule 3.15 of the Avidia Disclosure Schedule.

                    (c) The equipment and other tangible assets that Avidia owns and leases are free from material defects, have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear) and are usable in the Ordinary Course of Business except as could not reasonably be expected to have a Material Adverse Effect.

                    (d) All of the inventory of Avidia is usable and fit for the purpose for which it was procured or manufactured, and none of such inventory is slow-moving, obsolete, damaged or defective, except as could not reasonably be expected to have a Material Adverse Effect.





                                      22.

         SECTION 3.16        INTELLECTUAL PROPERTY.

                    (a) Patents, Trademarks and Copyrights. Schedule 3.16(a) of the Avidia Disclosure Schedule identifies each patent, trademark registration, service mark registration, copyright registration, mask work registration, or other registration right with respect to Intellectual Property owned by Avidia, or application for any of the foregoing, which is owned by Avidia, has been issued to Avidia or has been submitted by Avidia for issuance and lists the application and registration number, date of application, date of registration, names of all assignors and registered owners and the country of filing for each such right, if applicable. To the best of Avidia's knowledge,
(i) all applications for registration of such Intellectual Property were true and accurate at the time of filing, and (ii) all fees to maintain Avidia's rights in such Intellectual Property due and payable on or before the date of this Agreement, including, without limitation, registration, maintenance and prosecution fees, have been paid. Each item of such Intellectual Property has been created, conceived of, reduced to practice or developed by employees or contractors of Avidia who have assigned their rights in such Intellectual Property to Avidia. Section 3.16(a) of the Avidia Disclosure Schedule also identifies each (a) trade name, dba, unregistered trademark or unregistered service mark used by Avidia in connection with its businesses and (b) each material unregistered copyrightable work used by Avidia in connection with its businesses.

                    (b) Confidential Intellectual Property. Avidia has taken reasonable actions to protect the confidentiality of the Confidential Intellectual Property and the enforceability of any trade secrets with respect thereto, including without limitation and as appropriate in each instance, the acquisition of written nondisclosure agreements from those parties to whom Avidia has made an authorized disclosure and who would not otherwise have a common law or other legal duty or obligation of non-disclosure. In addition, Avidia has taken steps reasonably calculated to protect the confidentiality of other Intellectual Property owned by Avidia which is not generally available to the public or customers of Avidia. Except as disclosed on Schedule 3.16(b), each employee of Avidia has signed a written proprietary information and inventions agreement substantially in the form attached to Schedule 3.16(b) and each consultant of Avidia has signed a written nondisclosure agreement substantially in the form attached to Schedule 3.16(b). Except as disclosed on
Schedule 3.16(b), to the best of Avidia's knowledge, no party that has signed a proprietary information and inventions agreement or nondisclosure agreement is in violation of the confidentiality provisions of that agreement.

                    (c) Ownership and Transfer of Intellectual Property. Except as disclosed on Schedule 3.16(c), with respect to each item of Confidential Intellectual Property, to the best of Avidia's knowledge, Avidia possesses, and as of the Effective Time, PG and Avidia will possess, all right, title and interest in and to the item, free and clear of any Security Interest, license or other restriction.

                    (d) Intellectual Property Licenses. Schedule 3.16(d) of the Avidia Disclosure Schedule identifies each license, sublicense, agreement, permission and right to use granted by Avidia to a third party with respect to any Intellectual Property owned by Avidia ("Intellectual Property Licenses"). Avidia has provided PG with copies of all Intellectual





                                      23.

Property Licenses. Except as disclosed on Schedule 3.16(d), Avidia has not granted any outstanding licenses or other rights to the Intellectual Property owned by Avidia.

                    (e) Third Party Licenses. Schedule 3.16(e) of the Avidia Disclosure Schedule identifies each license, sublicense, agreement, permission and right to use granted by a third party to Avidia of any Intellectual Property, other than end-user licenses related to "off the shelf," commercial business or engineering application software products not incorporated in any way in any product licensed, sold, developed or being developed by or for Avidia ("Third Party Licenses"). Avidia has provided PG with copies of all Third Party Licenses. Except as disclosed on Schedule 3.16(e), Avidia is not contractually liable, nor has it made any contract or arrangement whereby it may become liable, to any Person for any royalty or other consideration for the use of any Intellectual Property.

                    (f) Computer Software. Except "off the shelf" commercial business or engineering application software products not incorporated in any way in any product licensed, sold, developed or being developed by or for Avidia and third party software subject to end- user licenses or firmware embedded in hardware or components supplied by third parties, Schedule 3.16(f) contains a list of all computer software licensed, sold, developed or being developed by or for Avidia or otherwise used in Avidia's business. Except for Third Party Licenses or as otherwise disclosed on Schedule 3.16(f), to the best of Avidia's knowledge, all right, title and interest in and to all software (excluding Nonprotectable Code) identified in
Schedule 3.16(f) are owned by Avidia.

                    (g) Intellectual Property Infringement. Except as disclosed on Schedule 3.16(g) of the Avidia Disclosure Schedule, (a) there are no pending or, to the best of Avidia's knowledge, threatened actions, suits, litigation, proceedings, hearings, investigations, charges, complaints, claims or demands (each, a "Claim") by any Person with respect to any of the items of Intellectual Property, owned by Avidia, or their use, and Avidia is not aware of any basis for any Claim, (b) to the best of Avidia's knowledge, Avidia has not received during the past three (3) years any claim, demand or notice alleging interference with, infringement, misappropriation or violation of any patent, trademark right, copyright right, mask work right or trade secret of any third party, (c) to the best of Avidia's knowledge, no item of Intellectual Property owned by Avidia is subject to any outstanding injunction, judgment, order, decree or ruling and Avidia has not received any notice stating that any item of Intellectual Property licensed to Avidia pursuant to a Third Party License is subject to any outstanding injunction, judgment, order, decree or ruling, (d) there are no pending or, to the best of Avidia's knowledge, threatened claims against Avidia by any Person with respect to any of the items of Intellectual Property licensed to Avidia under a Third Party License, (e) to the best of Avidia's knowledge, no Person has interfered with, infringed upon, misappropriated, or violated any rights in Intellectual Property (excluding Intellectual Property covered by Third Party Licenses) owned by Avidia, (f) to the best of Avidia's knowledge, none of the past or present employees, officers, directors, shareholders or consultants of Avidia has any rights in or to any of the Intellectual Property owned by Avidia, and (g) to the best of Avidia's knowledge, none of the rights of Avidia in, to and under any Intellectual Property will be adversely affected by the consummation of the transactions contemplated hereby.





                                      24.

         SECTION 3.17 POOLING OF INTERESTS. In order to assist PG in accounting for the business combination to be effectuated by the Merger as a pooling of interests, Avidia has delivered a representation letter (the "Pooling Representation Letter") to PG's and Avidia's independent accountants, Deloitte & Touche LLP. All statements made by Avidia in the Pooling Representation Letter are true and correct (as qualified therein by Avidia's knowledge), and, to Avidia's knowledge (both as to facts and applicable accounting principles), there are no factual matters that are not referenced in the Pooling Representation Letter which would prevent PG from accounting for the Merger as a pooling of interests transaction.

         SECTION 3.18 SELECTED CONTRACTS. Schedule 3.18 of the Avidia Disclosure Schedule lists the following contracts, agreements, commitments and other arrangements to which Avidia is a party or by which it or any of its assets is bound:

                    (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person having a value in excess of $50,000;

                    (b) any material agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $50,000 per annum;

                    (c) any material agreement for the purchase of supplies, components, products or services from single source suppliers, custom manufacturers or subcontractors;

                    (d) any agreement concerning a partnership or joint venture;

                    (e) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                    (f) any agreement concerning confidentiality, noncompetition, assignment of inventions or restraint of trade;

                    (g) any agreement with any of Avidia's stockholders or optionholders, or their respective Affiliates (other than Avidia) or with any Affiliate of Avidia not otherwise disclosed on Schedule 3.18 of the Avidia Disclosure Schedule;

                    (h) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other similar plan or arrangement for the benefit of its current or former directors, officers, and employees;

                    (i)      any collective bargaining agreement;





                                      25.

                    (j) any written agreement (or, to Avidia's knowledge, any oral agreement) for the employment of any individual on a full-time, part-time, consulting, or other basis (but not including so called "offer letters");

                    (k) any agreement under which Avidia has advanced or loaned any amount to any of its directors, officers, and employees other than travel loans or advances in the Ordinary Course of Business;

                    (l) any agreement under which a default or termination would reasonably be expected to have a Material Adverse Effect;

                    (m) any original equipment manufacturer agreement entered into or performed by Avidia within the last three years;

                    (n) any agreement regarding product design, development, manufacture, delivery, maintenance, support, service or training;

                    (o)      any powers of attorney given by Avidia; and

                    (p) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000 and which is not cancelable without penalty within thirty (30) days.

         Except as otherwise noted, Avidia has made available to PG a correct and complete copy of each written agreement listed in Schedule 3.18 of the Avidia Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 3.18 of the Avidia Disclosure Schedule. With respect to each such agreement, each lease or sublease listed on Schedule 3.15, each license listed on Schedule 3.16(c) and each insurance policy listed on Schedule 3.21: (i) the agreement or other item is valid, binding, enforceable, and in full force and effect as to Avidia, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally; (ii) to the knowledge of Avidia, no party is in material breach or default, and no event has occurred, which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; (iii) to the knowledge of Avidia, no party has repudiated any provision thereof; (iv) to the knowledge of Avidia, there are no disputes, oral agreements, or forbearance programs in effect; (v) Avidia has not assigned, transferred, mortgaged, deeded in trust or encumbered any interest therein; and
(vi) all approvals of Governmental Authorities (including licenses and permits) required in connection therewith have been obtained.

         SECTION 3.19 NOTES AND ACCOUNTS RECEIVABLE. To Avidia's knowledge, all notes and accounts receivable of Avidia (i) are reflected properly on the books and records of Avidia, (ii) are not subject to setoffs, defenses or counterclaims and (iii) arose in the Ordinary Course of Business and represent the obligations of Avidia's customers.





                                      26.

         SECTION 3.20 BANK ACCOUNTS. Schedule 3.20 lists all bank accounts of Avidia, the authorized signatories to the account and the name and telephone number of a contact person with respect to such account.

         SECTION 3.21 INSURANCE. Schedule 3.21 of the Avidia Disclosure Schedule sets forth a true and complete list of its current insurance policies, including names of carriers, amounts of coverage and premiums therefor. Avidia will use its reasonable commercial efforts to maintain such insurance through the Effective Time. Avidia has made available to PG true and complete copies of all insurance policies listed on Schedule 3.21.

         SECTION 3.22        EMPLOYEES.

                    (a) Avidia does not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

                    (b)      Schedule 3.22(b), together with Schedule 3.3(b),
Schedule 3.18 and Schedule 3.23, lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, fringe benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or postretirement insurance, compensation or benefits for employees, consultants or directors which (i) is entered into, maintained or contributed to, as the case may be, by Avidia and (ii) covers any employee or former employee of Avidia.

                    (c) Since the Balance Sheet Date, there has been no amendment to, written interpretation or announcement (whether or not written) by Avidia relating to, or change in employee participation or coverage under, any Employee Benefit Plan that would increase materially the expense of maintaining such Employee Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year ended on the Balance Sheet Date.

                    (d) Avidia has provided, or will have provided prior to the Effective Time, to individuals entitled thereto all required notices and coverage, if any, pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Effective Time, and no tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees of Avidia or other qualified beneficiaries (as defined in Section 4980B(g)(1)(A) of the Code).

                    (e) No benefit payable or which may become payable by Avidia pursuant to any Avidia Benefit Arrangement or Employee Benefit Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1)





                                      27.

of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

                    (f) Avidia is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters and the Family Medical Leave Act of 1993, but not including ERISA. Avidia has no reason to believe it does not have good labor relations and Avidia has no knowledge that any of its key employees intends to leave its employ.

                    (g) To the knowledge of Avidia, no employee of Avidia is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject Avidia to any liability. Avidia knows of no grievance of any Avidia employee with respect to which the aggrieved employee, or his or her representative, has threatened legal action against Avidia.

                    (h) A list of all employees, officers and consultants of Avidia and their current compensation (including salary, bonus or commission arrangements or other contingencies) has previously been delivered to PG.

                    (i) Avidia is not a party to any (i) agreement with any executive officer or other key employees thereof (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Avidia in the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after such termination of employment; (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Merger; or (iii) loans to any officers or directors or loans to non-officers in excess of $50,000.

         SECTION 3.23        EMPLOYEE BENEFITS.

                    (a) Schedule 3.23 of the Avidia Disclosure Schedule lists each Employee Benefit Plan that Avidia maintains or to which Avidia contributes or is obligated to contribute.

                             (i)     Each such Employee Benefit Plan (and each
related trust, or fund established or maintained by Avidia) substantially complies in form and in operation with their terms, the applicable requirements of ERISA, the Code, and other applicable laws, except where noncompliance would not have a Materially Adverse Effect.





                                      28.

                             (ii)    All required reports and descriptions
(including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s, and Summary Plan Descriptions) have been timely filed with the applicable Government Authority or distributed to plan participants, as the case may be, with respect to each such Employee Benefit Plan. The applicable requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Code Section 4980B have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan and to which such requirements apply. No event has occurred and no condition exists with respect to any Employee Benefit Plan that would subject Avidia to any liability or penalty under Code Sections 4972 or 4976 through 4980 or to a fine under ERISA Sections 502(i) or 502(1).

                             (iii)   All contributions, premiums or other
payments (including all employer contributions and employee salary reduction contributions) which are due have been timely paid to each Employee Benefit Plan and all contributions, premiums or other payments for any period ending on or before the Effective Time which are not yet due shall have been paid to each such Employee Benefit Plan by Avidia prior to the Effective Time or shall be accrued in accordance with the custom and practice of Avidia.

                             (iv)    Each such Employee Benefit Plan which is
an Employee Pension Benefit Plan and which is intended to qualify under Code
Section 401(a), has received (or an application has been filed to receive) a favorable determination letter from the Internal Revenue Service with respect to the qualification of the plan under Code Section 401(a) and the exemption of any corresponding trust under Code Section 501 pursuant to the Tax Reform Act of 1986 and subsequent legislation. Nothing has occurred since the date of the most recent such determination letter that would cause such Employee Pension Benefit Plan to lose its ability to rely on such determination letter.

                             (v)     Neither Avidia nor any other Person or
entity under common control with Avidia within the meaning of Section 414(b),
(c) or (m) of the Code and the regulations thereunder has now or at any previous time, maintained, established, sponsored, participated in, or contributed to, any Employee Pension Benefit Plan that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code. No Employee Benefit Plan constitutes, or has constituted, a Multiemployer Plan. No Employee Welfare Benefit Plan or other Employee Benefit Plan providing welfare benefits is funded with a trust or other funding vehicle, other than insurance policies or contracts with a health maintenance organization or similar health care delivery entity.

                             (vi)    Avidia has made available to PG correct
and complete copies of the current plan documents; the most recent summary plan descriptions; the most recent advisory opinion notification or determination letter received from the Internal Revenue Service, if any; the Form 5500 Annual Report for the most recent plan year; and the current version of all related trust agreements, insurance policies or contracts, and other funding agreements which implement each maintained Employee Benefit Plan. The terms of any such documentation or description permit Avidia to amend or terminate at any time for any reason any such Employee Benefit Plan without penalty.





                                      29.

                    (b) With respect to each Employee Benefit Plan that Avidia, and/or any controlled group of corporations within the meaning of Code
Section 1563 (a "Controlled Group of Corporations") which includes Avidia, maintains or ever has maintained or to which any of them contributes, ever contributed, or ever has been required to contribute:

                             (i)     There have been no prohibited transactions
within the meaning of ERISA Section 406 and Code Section 4975 with respect to any such Employee Benefit Plan. No fiduciary within the meaning of ERISA
Section 3(21) (a "Fiduciary") has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened.

                    (c) Avidia does not maintain or contribute to, has never maintained or contributed to, and has never been required to contribute to, any Employee Welfare Benefit Plan or any other Employee Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B or Part 6 of Subtitle B of Title I of ERISA).

                    (d) There is no liability in connection with any Employee Benefit Plan that is not fully disclosed or provided for on the Avidia Balance Sheet for which disclosure would be required under generally accepted accounting principles.

                    (e) No Employee Benefit Plan or Avidia has any liability to any plan participant, beneficiary or other person by reason of the payment of benefits or the failure to pay benefits with respect to benefits under or in connection with any such Employee Benefit Plan, other than claims in the normal administration of such plans.

                    (f) Except as provided in this Agreement or the Ancillary Agreements, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Avidia to severance benefits or any other payment, or (ii) increase the amount of compensation due any such employee or service provider, or accelerate the time of payment or vesting thereof.

         SECTION 3.24 GUARANTIES. Avidia is not a guarantor or surety with respect to any liability or obligation (including indebtedness) of any other Person.

         SECTION 3.25        ENVIRONMENT, HEALTH, AND SAFETY.

                    (a) For purposes of this Agreement, the following terms have the following meanings:





                                      30.

                             (i)     "Environmental and Safety Laws" means any
federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                             (ii)    "Hazardous Materials" means any toxic or
hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including but not limited to those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                    (b) Avidia, to its knowledge, (i) currently complies with the Environmental and Safety Laws (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, directive or notice has been filed or commenced against it alleging any such failure to comply);
(ii) is in compliance with all of the terms and conditions of all permits, licenses, certificates and other authorizations that are required under the Environmental and Safety Laws; and (iii) has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental and Safety Laws.

                    (c) Avidia has no known liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), and to its knowledge, Avidia has not generated, handled or disposed of any Hazardous Materials, arranged for the disposal of any Hazardous Materials, exposed any employee or other individual to any Hazardous Materials, or owned, leased or operated any property or facility that could give rise to any liability for assessment, cleanup or damage to any site, location, surface water, groundwater, land surface or subsurface strata, for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental and Safety Law.

                    (d) To Avidia's knowledge, no Hazardous Materials are currently located at, on, in, or about any of the properties or equipment used in the business of Avidia in a manner that materially violates any Environmental and Safety Laws or that requires assessment, cleanup or corrective action of any kind under any Environmental and Safety Laws.

         SECTION 3.26 CORPORATE DOCUMENTS. Avidia has made available to PG or its counsel for examination (a) all documents and information listed in the Avidia Disclosure Schedule, (b) copies of the Avidia Certificate and Bylaws of Avidia as currently in effect, (c) its Minute Book containing records of proceedings, consents, actions, and meetings of the stockholders, the Avidia Board of Directors and any committees thereof that have taken place, (d) its stock ledger and journal reflecting all stock issuances and transfers, and (e) all material permits, orders, and consents issued by any regulatory agency with respect to Avidia, or any securities of Avidia, and all applications for such permits, orders, and consents.





                                      31.

         SECTION 3.27        AFFILIATE AGREEMENTS; IRREVOCABLE PROXIES.
Schedule 3.27(i) sets forth those persons who have been designated by the parties hereto as Affiliates of Avidia. Paul Sun, Paul Eaton, David Jenkins, and Charles McCormack (collectively, the "Avidia Founders") and the Affiliates of Avidia listed on Schedule 3.27(i) have each executed an Affiliate/Stockholder Agreement in the form attached hereto as Exhibit 3.27(ii) ("Affiliate/Stockholder Agreements"). In addition, the requisite number of Avidia stockholders needed for the approval and adoption of this Agreement and the Merger have agreed in writing to vote for approval of this Agreement and the Merger pursuant to the Affiliate/Stockholder Agreements or pursuant to irrevocable proxies in the form attached hereto as Exhibit 3.27(iii) ("Irrevocable Proxies").

         SECTION 3.28 SHAREHOLDERS' AGREEMENT. The Amended and Restated Shareholders' Agreement entered into as of September 19, 1996 by and among Avidia, the Avidia Founders and certain other stockholders of Avidia (the "Existing Shareholders' Agreement"), a copy of which is attached hereto as
Exhibit 3.28(i), is in full force and effect and, following the Effective Time, shall continue in full force and effect except as modified pursuant to that certain Second Amended and Restated Shareholders' Agreement to be entered into by and among PG, Avidia, the Avidia Founders and certain other stockholders of Avidia (the "Amended Shareholders' Agreement"), a copy of which is attached hereto as Exhibit 3.28(ii).

         SECTION 3.29 NO ADVERSE DEVELOPMENTS. To Avidia's knowledge and except as could not reasonably be expected to have a Material Adverse Effect, there is no existing or threatened development (exclusive of general economic factors affecting business in general) affecting Avidia (or affecting customers, suppliers, employees, and other Persons which have relationships with Avidia) that would prevent PG from conducting the business of Avidia following the Effective Time in the manner in which it was conducted or planned to be conducted by Avidia prior to the Effective Time.

         SECTION 3.30 FULL DISCLOSURE. No statement by Avidia contained in this Agreement and the exhibits and schedules attached hereto (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         SECTION 3.31 INFORMATION SUPPLIED. None of the information provided or to be provided by Avidia in writing specifically for inclusion in the materials to be supplied to the Avidia stockholders (the "Avidia Stockholder Materials") relating to the Merger, at the date such information is supplied, at the Effective Time and at the time of the meeting or solicitation of the Avidia stockholders to approve the Merger, contains or will contain any statement which, at such time, is false or misleading with respect to any material fact, or omits or will omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading.





                                      32.

                                   SECTION 4.

              REPRESENTATIONS AND WARRANTIES OF PG AND MERGER SUB

                    Except as set forth in the disclosure schedule attached hereto as Schedule 4, which disclosure schedule is arranged in schedules corresponding to the lettered and numbered paragraphs contained in this Section 4 (the "PG Disclosure Schedule"), PG and Merger Sub represent and warrant to Avidia and the stockholders, warrantholders and optionholders of Avidia, as of the date of this Agreement, as follows:

         SECTION 4.1 ORGANIZATION AND GOOD STANDING. Each of PG and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own and lease its properties and to carry on its business as now conducted; and is qualified as a foreign corporation in each U.S. jurisdiction where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

         SECTION 4.2         POWER, AUTHORIZATION AND VALIDITY.

                    (a) Each of PG and Merger Sub has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the PG Ancillary Agreements. The execution, delivery and performance of this Agreement and the PG Ancillary Agreements have been duly and validly approved and authorized by the Board of Directors of PG and/or Merger Sub, as appropriate.

                    (b) No filing with or authorization or approval of any Governmental Authority on behalf of PG or Merger Sub is necessary to enable PG or Merger Sub to enter into, and to perform their obligations under, this Agreement and the PG Ancillary Agreements, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, and the filing of appropriate documents with the relevant authorities of other states in which PG or Merger Sub is qualified to do business, if any; (ii) such filings as may be required to comply with federal and state securities laws; and (iii) filings, authorizations or approvals where the failure to make or obtain such filings, authorizations or approvals would not reasonably be expected to have a Material Adverse Effect or substantially interfere with the ability of PG or Merger Sub to consummate the transactions contemplated hereby.

                    (c) This Agreement and the PG Ancillary Agreements are, or when executed by PG and Merger Sub will be, valid and binding obligations of PG and Merger Sub, as appropriate, enforceable in accordance with their respective terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally,
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Certificate of Merger will not be effective until filed with the Delaware Secretary of State.





                                      33.

         SECTION 4.3         CAPITALIZATION

                    (a) The authorized capital stock of PG consists of (i) 175,000,000 shares of PG Common Stock, $.0005 par value, of which 64,635,540 shares are issued and outstanding as of February 17, 1997, and (ii) 2,000,000 shares of preferred stock, $.001 par value (the "PG Preferred Stock"), of which no shares are issued and outstanding as of the date hereof. As of December 31, 1996, 14,887,948 shares of PG Common Stock were reserved for issuance under PG's 1993 Employee Stock Option Plan, PG's 1996 Non-Employee Director Plan, PG's Employee Stock Purchase Plan (collectively, the "PG Stock Plans") and outstanding options granted outside of the PG Stock Plans. As of December 31, 1996, 10,850,165 shares of PG Common Stock were subject to outstanding options granted under the PG Stock Plans and 1,832,396 shares of PG Common Stock were subject to outstanding options granted outside of the PG Stock Plans. As of December 31, 1996, 40,000 shares of PG Common Stock were reserved for issuance pursuant to outstanding warrants issued by PG. As of December 31, 1996, PG did not hold any shares of PG Common Stock in its treasury. All of the outstanding shares of PG Common Stock and PG Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All of the shares of PG Common Stock to be issued in connection with the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, nonassessable and free of preemptive rights.

                    (b)      Merger Sub is a wholly owned subsidiary of PG.

         SECTION 4.4 NO VIOLATION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which either of PG or Merger Sub is subject or any provision of the respective Certificates of Incorporation or Bylaws of PG or Merger Sub or (b) (i) conflict with, (ii) result in a breach of, (iii) constitute a default under, (iv) result in the acceleration of, (v) create in any party the right to require any notice under, accelerate, terminate, modify, or (vi) result in the cancellation of any material agreement, contract, lease, license, instrument, franchise, permit or other arrangement to which PG is a party or by which it is bound or to which any of its assets is subject.

         SECTION 4.5 SEC DOCUMENTS; PG FINANCIAL STATEMENTS. PG has furnished Avidia with a true and complete copy of each statement, quarterly and other report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") filed by PG with the SEC since January 1, 1994 (the "PG SEC Documents"), which are all the documents (other than preliminary material) that PG was required to file with the SEC under the Exchange Act since such date. As of their respective filing dates, the PG SEC Documents complied in all materials respects with the requirements of the Exchange Act and none of the PG SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed PG SEC Document provided to Avidia prior to the Effective Time. The financial statements of PG included in the PG SEC Documents (the "PG Financial





                                      34.

Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of PG and its consolidated subsidiaries at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in PG's accounting policies except as described in the notes to the PG Financial Statements.

         SECTION 4.6 NO MATERIAL ADVERSE EFFECT. Since the date of the most recent PG Financial Statement, PG has conducted its business in the Ordinary Course of Business and there has not occurred any Material Adverse Effect on PG.

         SECTION 4.7         CHARTER DOCUMENTS.  Attached hereto as Schedule
4.7 are copies of (i) PG's Certificate of Incorporation and Bylaws, each as currently in effect on the date hereof and (ii) Merger Sub's Certificate of Incorporation and Bylaws, each as currently in effect on the date hereof.

         SECTION 4.8 FULL DISCLOSURE. No statement by PG or Merger Sub contained in this Agreement and the exhibits and schedules attached hereto (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         SECTION 4.9 INFORMATION SUPPLIED. None of the information provided or to be provided by PG in writing specifically for inclusion in the Avidia Stockholder Materials, at the date such information is supplied, at the Effective Time and at the time of the meeting or solicitation of the Avidia stockholders to approve the Merger, contains or will contain any statement which, at such time, is false or misleading with respect to any material fact, or omits or will omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading.

         SECTION 4.10 LITIGATION. PG and Merger Sub have not been and are not parties to any action, suit, proceeding, hearing, claim, arbitration or investigation that may prevent consummation of any of the transactions contemplated by this Agreement, in or before any court or administrative agency, nor to the knowledge of PG and Merger Sub has any such action, suit, proceeding, hearing, claim, arbitration or investigation been threatened.





                                      35.

                                   SECTION 5.

                  CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE
                          TIME; ADDITIONAL AGREEMENTS

                    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time (except as otherwise provided herein), the parties hereto agree (except to the extent that the other parties hereto shall otherwise consent in writing) that:

         SECTION 5.1         CONDUCT OF BUSINESS OF THE COMPANIES.

                    (a) Avidia Conduct. Avidia shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use its reasonable commercial efforts consistent with past practice and policies to preserve intact in all material respects its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be materially unimpaired at the Effective Time. Avidia shall promptly notify PG of (1) any event or occurrence not in the Ordinary Course of Business or which would reasonably be expected to have a Material Adverse Effect (even if the likelihood of such event has previously been disclosed in the Avidia Disclosure Schedule) and (2) any event or occurrence which would have caused the representations and warranties of Avidia contained in this Agreement to be materially untrue if such event or occurrence had occurred prior to the date of this Agreement. Avidia shall not, without the prior written consent of PG:

                             (i)  other than in the Ordinary Course of
Business, sell, lease, transfer, or assign any assets or properties, tangible or intangible, including but not limited to the sale, transfer, assignment or grant of any licenses or sublicenses of any rights to Intellectual Property;

                             (ii)    enter into, assume or become bound under
any agreement, contract, lease, or commitment or extend or modify the terms of any presently existing agreement, contract, lease or commitment that involves the payment, individually or in the aggregate, of more than $50,000 per annum, extends for more than one year or involves any relationship with an original equipment manufacturer, distributor or sales representative, except in the Ordinary Course of Business;

                             (iii)   other than in the Ordinary Course of
Business, violate, accelerate, terminate, modify, or cancel any agreement, contract, lease, or license to which Avidia is a party or by which it is bound, and Avidia shall not modify, cancel, waive or settle any debts or claims held by it or waive or settle any rights or claims of a substantial value;

                             (iv)    subject any of the assets of Avidia,
tangible or intangible, to any Security Interest other than Security Interests arising in the Ordinary Course of Business;





                                      36.

                             (v)     except for expenses relating to payroll
obligations, inventory financing or facility lease payments, make any capital expenditures or incur or pay expenses exceeding $50,000 in the aggregate of all such capital expenditures or expenses;

                             (vi)    make any capital investment in, or any
loan to, any other Person;

                             (vii)   create, incur, assume, or guarantee any
indebtedness for borrowed money or capitalized lease obligations;

                             (viii)  authorize, cause, permit or effect any
change in the Avidia Certificate or the Bylaws of Avidia;

                             (ix)    issue, sell, or otherwise dispose of any
of its capital stock, or grant any options (other than those options granted in the Ordinary Course of Business to newly-hired employees and listed on Schedule 5.1(ix), which schedule may be updated from time to time by Avidia), warrants, or other rights to purchase or obtain any of its capital stock other than (A) the issuance of shares of Avidia Common Stock upon the exercise of Avidia Options to purchase Avidia Common Stock in existence on the date hereof, (B) the issuance of shares of Avidia Common Stock or Avidia Preferred Stock upon the exercise of Assumed Warrants to purchase Avidia Common Stock or Avidia Preferred Stock, as applicable, in existence on the date hereof and (C) the conversion of Avidia Preferred Stock into Avidia Common Stock;

                             (x)  except as otherwise permitted by Section
5.1(a)(ix), declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to Avidia;

                             (xi)    make any loan to, enter into any
transaction with, make any changes in employment terms with, or grant any salary increase, bonus or extraordinary payment to, any of its directors, officers, or employees or their Affiliates (except in the Ordinary Course of Business);

                             (xii)   except as listed in Schedule 5.1(xii)
(which schedule may be updated from time to time by Avidia), enter into any employment contract or collective bargaining agreement, written or oral, or modify the terms of any such existing contract or agreement;

                             (xiii)  adopt, amend, modify, or terminate any
bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or take any such action with respect to any other Employee Benefit Plan);





                                      37.

                             (xiv)   modify any outstanding Avidia Option or
authorize cash payments in exchange for any such option;

                             (xv)    change any of the accounting principles
followed by it or the method of applying such principles except upon recommendation of its independent auditors;

                             (xvi)   effect a change in any of its banking or
safe deposit arrangements;

                             (xvii)  enter into or amend any agreements
pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of Avidia;

                             (xviii) commence a lawsuit other than for the
routine collection of bills or for breach of this Agreement;

                             (xix)   revalue any of its assets, including but
not limited to writing down the value of inventory or writing off notes or accounts receivable other than in the Ordinary Course of Business;

                             (xx)    pay, discharge or satisfy in an amount in
excess of $25,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business or liabilities reflected or reserved against in the Avidia Balance Sheet;

                             (xxi)   acquire or agree to acquire by merging or
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business, financial condition, results of operations or assets of Avidia;

                             (xxii)  alter, or enter into any commitment to
alter, its interest in any corporation, association, joint venture, partnership or business entity in which Avidia directly or indirectly holds any interest on the date hereof;

                             (xxiii) make any tax election, change any tax
election, adopt any material tax accounting method, change any tax accounting method, file any tax return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, without the prior written consent of PG, which consent shall not be unreasonably withheld;

                             (xxiv)  fail to pay or otherwise satisfy its
monetary obligations as they become due, except such obligations as are being contested in good faith or as to which PG has failed to consent to such payment or satisfaction;





                                      38.

                             (xxv)   take any action which, to the best of
Avidia's knowledge, would cause the Merger not to be accounted for as a pooling of interests by PG; or

                             (xxvi)  take, or agree in writing or otherwise to
take, any of the actions described in Sections 5.1(a) (i) through (xxv) above.

                    (b) PG Conduct. PG shall (i) promptly notify Avidia of any event or occurrence arising prior to the Effective Time which is not in the Ordinary Course of Business and which could reasonably be expected to have a Material Adverse Effect, (ii) disclose to Avidia any action arising prior to the Effective Time which, to the best of PG's knowledge, would cause the Merger not to be accounted for as a pooling of interests by PG, (iii) not change the outstanding shares of PG Common Stock into a different number of shares or a different class prior to the Effective Time, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like, without first consulting with Avidia and adjusting the Exchange Ratio in a manner mutually acceptable to the parties.

         SECTION 5.2 ACCESS TO INFORMATION. Subject to and in accordance with the terms and conditions of that certain letter agreement dated January 15, 1997 between Avidia and PG attached hereto as Exhibit 5.2 and any other agreement respecting the exchange of information between the parties and related matters (collectively, the "Confidentiality Agreement"), Avidia and PG shall each afford the other and their respective accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of their respective properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Avidia and PG as the other party may reasonably request, subject, in the case of PG, to reasonable limits on access to its technical and other nonpublic information. Avidia and PG agree to provide to the other and their respective accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         SECTION 5.3 EXCLUSIVITY; ACQUISITION PROPOSALS. Unless and until this Agreement shall have been terminated by either party pursuant to
Section 8.1 hereof, Avidia shall not, directly or indirectly, through any officer, director, affiliate, agent or otherwise solicit, initiate or encourage any proposals or offers from any third party relating to any possible acquisition of Avidia or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) (an "Alternative Acquisition"), or engage in any sale of equity interests in Avidia (other than pursuant to the exercise of outstanding options and warrants) (an "Equity Transaction"); nor will Avidia participate in any negotiations regarding or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort to attempt by any person to do or seek any Alternative Acquisition or Equity Transaction. Avidia shall immediately cease and cause to be terminated any such contacts or negotiations with third parties. Other than as contemplated under this Agreement, public disclosure by Avidia of the terms of this Agreement shall be a violation of this Section 5.3.





                                      39.

         SECTION 5.4 BREACH OF REPRESENTATIONS AND WARRANTIES. Each of PG, Merger Sub and Avidia shall use its reasonable best efforts to assure that their respective representations and warranties remain true and correct in all material respects. In the event of and promptly after becoming aware of the occurrence or pending or threatened occurrence of any event which would cause their respective representations and warranties not to be so true and correct, each party shall give detailed notice thereof to the other and shall use its reasonable best efforts to prevent or promptly remedy such pending or threatened occurrence or event.

         SECTION 5.5 POOLING ACCOUNTING. PG and Avidia shall each use reasonable commercial efforts to cause the Merger to be accounted for as a pooling of interests. Each of PG and Avidia shall use its reasonable commercial efforts to cause its Affiliates not to take any action that would adversely affect the ability of PG to account for the Merger as a pooling of interests.

         SECTION 5.6 CONSENTS. Each of PG and Avidia shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and Avidia shall use its reasonable best efforts to obtain approval of its stockholders to the Merger as well as to obtain all necessary consents, waivers and approvals under any of Avidia's agreements, contracts, licenses or leases in connection with the Merger (in the case of Avidia, the "Required Avidia Consents" and in the case of PG, the "Required PG Consents").

         SECTION 5.7 AFFILIATES AGREEMENTS. Avidia shall provide PG such information and documents as PG shall reasonably request for purposes of reviewing the list of Avidia Affiliates set forth in Schedule 3.27(i). PG and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any PG Common Stock to be received by such Affiliates pursuant to the terms of the Affiliate/Stockholder Agreements, and to issue appropriate stop transfer instructions to the transfer agent for PG Common Stock.

         SECTION 5.8 PREPARATION OF INFORMATION STATEMENT. As soon as practicable after the execution of this Agreement, PG and Avidia shall prepare an information statement (the "Information Statement") for the stockholders of Avidia to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby. Avidia shall use its reasonable commercial efforts, with the cooperation of PG, to cause such Information Statement to be distributed to Avidia's stockholders as soon as practicable after the execution of this Agreement. Each of PG and Avidia agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Avidia will promptly advise PG, and PG will promptly advise Avidia, in writing if at any time prior to the Effective Time either Avidia or PG shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the





                                      40.

recommendation of the Board of Directors of Avidia that the Avidia stockholders approve the Merger and this Agreement and the conclusion of the Board of Directors of Avidia that the terms and conditions of the Merger are fair and reasonable to the stockholders of Avidia. Anything to the contrary contained herein notwithstanding, Avidia shall not include in the Information Statement any information with respect to PG or its Affiliates or associates, the form and content of which information shall not have been approved by PG prior to such inclusion.

         SECTION 5.9         LEGAL CONDITIONS TO THE MERGER.

                    (a) Avidia shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on Avidia with respect to the Merger and will promptly cooperate with and furnish information to PG in connection with any such requirements imposed upon PG, Merger Sub or any other subsidiary of PG in connection with the Merger. Avidia shall take all reasonable actions (i) to obtain (and to cooperate with PG and Merger Sub in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity, required to be obtained or made by Avidia (or by PG or Merger Sub) in connection with the Merger or the taking of any action contemplated thereby, by this Agreement or by the Merger Agreement,
(ii) to effect all necessary registrations and filings and submissions of information requested by any governmental entity, and (iii) to fulfill all conditions to this Agreement.

                    (b) Each of PG and Merger Sub shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger and will promptly cooperate with and furnish information to Avidia in connection with any such requirements imposed upon Avidia in connection with the Merger. PG and Merger Sub shall take all reasonable actions (i) to obtain (and to cooperate with Avidia in obtaining) any consent, authorization, order or approval of, or exemption by, any governmental entity required to be obtained or made by PG, Merger Sub or any of its other subsidiaries (or by Avidia) in connection with the Merger or the taking of any action contemplated thereby, by this Agreement or by the Merger Agreement, (ii) to effect all necessary registrations and filings and submissions of information requested by any governmental entity, and (iii) to fulfill all conditions to this Agreement.

         SECTION 5.10        EXPENSES.

                    (a) Subject to paragraph (b), all costs and expenses incurred by Avidia in connection with this Agreement and the transactions contemplated hereby, including but not limited to legal, accounting and investment banking fees and investment banking fees (the "Avidia Transaction Costs") shall be paid by Avidia.

                    (b) If the Merger is consummated, the Avidia Transaction Costs shall be paid by PG on behalf of Avidia and its stockholders at the Effective Time; provided that Avidia shall deliver to PG, at least two
(2) business days prior to the Effective Time, an officer's certificate certifying the aggregate amount of Avidia Transaction Costs incurred or to be incurred (the "Costs Summary"). In such event, PG shall be entitled to reimbursement from the





                                      41.

Holdback Amount for an amount equal to 100.55% of the Avidia Transaction Costs (the "Reimbursable Amount").

                    (c) Except as set forth below, all costs and expenses incurred by PG in connection with this Agreement and the transactions contemplated hereby (the "PG Transaction Costs") shall be paid by PG.

                    (d) In the event that the Merger is not consummated and this Agreement is terminated by PG pursuant to Section 8.1(c)(i) or Section 8.1(c)(ii) and, within one year of the date of this Agreement, Avidia or its stockholders enters into an agreement (or binding letter of intent) for the acquisition of more than fifty percent (50%) of the capital stock or assets of Avidia by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, or sale of stock or assets), then Avidia shall promptly pay to PG the sum of the PG Transaction Costs; provided that for purposes of this
Section 5.10(d), the parties have conclusively determined that the PG Transaction Costs are $2,820,000.

         SECTION 5.11 PUBLIC ANNOUNCEMENTS. Each party will consult in advance with the other concerning the timing and content of any announcements, press releases and public statements concerning the Merger and will not make any such announcement, release or statement without the other's prior written consent; provided, however, that PG may make any public statement concerning the Merger without Avidia's prior written consent if Avidia fails to grant such consent and, in the opinion of counsel for PG, such statement or announcement is required to comply with applicable law.

         SECTION 5.12 STOCKHOLDER REGISTRATION RIGHTS. PG hereby agrees to grant to the holders of PG Common Stock issued pursuant to this Agreement and holders of the Assumed Warrants registration rights as set forth in the Registration Rights Agreement in the form attached hereto as Exhibit 5.12 (the "Registration Rights Agreement"), and, at the Effective Time, to execute and deliver to such holders the Registration Rights Agreement.

         SECTION 5.13 OPTIONHOLDER REGISTRATION RIGHTS. PG agrees to file, no later than 30 days after the Effective Time, a registration statement on Form S-8 covering the shares of PG Common Stock issuable pursuant to the PG Options to be granted to holders of outstanding Avidia Options under Section
1.6 hereof. Avidia shall cooperate with and assist PG in the preparation of such registration statement.

         SECTION 5.14 AVIDIA'S AUDITORS. Avidia will use its reasonable commercial efforts to cause Avidia's management and its independent auditors, Deloitte & Touche, to facilitate on a timely basis the preparation of audited financial statements (including pro forma financial statements if required) as required by PG to comply with applicable SEC regulations.

         SECTION 5.15 STOCKHOLDER LIST. At least two (2) days prior to the Effective Time, Avidia shall deliver to PG a list showing each holder of record of Certificates whose shares are being converted into PG Common Stock pursuant to Section 1.2 hereof.





                                      42.

         SECTION 5.16 ISSUANCE OF NEW STOCK OPTIONS BY PG. In addition to the PG Options to be granted under Section 1.6, as soon as practicable following the Effective Time, PG shall issue stock options issued pursuant to a plan registered on Form S-8 entitling employees of Avidia as of the Effective Time to purchase an aggregate of 250,000 shares of PG Common Stock. These stock options shall be subject to a four year vesting period and certain other restrictions as shall be set forth in the option documents to be distributed by PG to such Avidia employees. Schedule 5.16 contains a list of those employees of Avidia who are to receive stock options pursuant to this Section 5.16 and the number of shares of PG Common Stock applicable to each such option. Each stock option set forth in Schedule 5.16 shall be consistent (in terms of amount of shares vesting and any other restrictions) with options customarily granted by PG to its employees with comparable job responsibilities.

         SECTION 5.17 QUALIFICATION OF PG COMMON STOCK. PG shall use its reasonable commercial efforts to cause the shares of PG Common Stock issuable pursuant to the Merger or upon exercise of Assumed Warrants to be approved for listing on the Nasdaq Stock Market, subject to official notice of issuance, on or before the effectiveness of any registration statement to be filed pursuant to the Registration Rights Agreement.

         SECTION 5.18 INFUSION OF NEW CAPITAL. Promptly following the Effective Time, PG will infuse $2,000,000 into Avidia by purchasing an additional twenty (20) shares of the Surviving Corporation's common stock at a price of $100,000 per share.

         SECTION 5.19 INDEMNIFICATION BY SURVIVING CORPORATION. The Certificate of Incorporation and Bylaws of the Surviving Corporation at the Effective Time shall not be amended, repealed or otherwise modified for a period of three (3) years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of Avidia in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. Notwithstanding the foregoing or any provision of the Certificate of Incorporation or Bylaws of the Surviving Corporation, neither PG, Merger Sub, the Surviving Corporation nor any of their affiliates, nor any of their respective officers, directors, successors and assigns, shall indemnify any individual for the loss of shares of PG Common Stock constituting part of the Holdback Amount.

         SECTION 5.20        CONSENTS TO OPTION ASSUMPTION.    Avidia will use
its reasonable commercial efforts to cause each holder of an Avidia Option to execute a consent to option assumption and amendment ("Consent to Option Assumption") in substantially the form attached hereto as Exhibit 5.20.

         SECTION 5.21 EFFORTS AND ASSURANCES. Each of the parties to this Agreement shall use all reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to consummation under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for





                                      43.

effecting completely the consummation of this Agreement and the transactions contemplated hereby.


                                   SECTION 6.

                                INDEMNIFICATION

         SECTION 6.1 INDEMNIFICATION BY AVIDIA STOCKHOLDERS. From and after the Effective Time and continuing until the nine month anniversary of the Effective Time (such nine month anniversary is referred to herein as the "Indemnity Termination Date"), by their approval of this Agreement, the holders of Avidia Common Stock and Avidia Preferred Stock immediately prior to the Effective Time (each an "Indemnifying Party"), shall severally and not jointly indemnify and hold harmless PG, Merger Sub, the Surviving Corporation and any of their affiliates, and their respective officers, directors, successors and assigns (the "Indemnified Party") in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, obligations and damages (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by any Indemnified Party (collectively the "Indemnification Damages") resulting from:

                    (a) the breach or the failure of performance by Avidia of any of the covenants that it is to perform hereunder; and

                    (b) the breach or inaccuracy of any of the representations or warranties made by Avidia in this Agreement or any Avidia Ancillary Agreement.

         SECTION 6.2 INDEMNIFICATION BY PG. From and after the Effective Time and continuing until the Indemnity Termination Date, PG (the "Indemnifying Party") shall indemnify and hold harmless Avidia and any of its affiliates, and their respective officers, directors, successors and assigns, and the holders of Avidia Common Stock and Avidia Preferred Stock (the "Indemnified Party") in respect of any and all claims, actions, suits or other proceedings and any and all losses, costs, expenses, liabilities, obligations and damages (and including reasonable counsel and accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by any Indemnified Party (collectively the "Indemnification Damages") resulting from:

                    (a) the breach or the failure of performance by PG or Merger Sub of any of the covenants that they are to perform hereunder;

                    (b) the breach or inaccuracy of any of the representations or warranties made by PG and Merger Sub in this Agreement, the PG Ancillary Agreements; and





                                      44.

                    (c) any claim for brokers' or finders' fees arising out of this Agreement by any person claiming to have been engaged by PG.

         SECTION 6.3 HOLDBACK AMOUNT. At the Effective Time, PG shall deliver to Wells Fargo Bank, N.A. as indemnity escrow agent (the "Indemnity Escrow Agent") to be held for a period ending on the nine month anniversary of the Effective Time (or such longer period as is prescribed pursuant to Section 6.6(e) or such shorter period as is prescribed pursuant to Section 6.9) the following (collectively, the "Holdback Amount"): (i) 162,466 shares of PG Common Stock issuable pursuant to Section 1.2, (ii) 9,530 shares of PG Common Stock issuable upon exercise of the Assumed Warrants, and (iii) a number of shares of PG Common Stock as is equal to the Reimbursable Amount divided by the Closing Price (rounded up, if necessary to the next whole share). PG or any other Indemnified Party under Section 6.1 may make a claim for any Indemnification Damages indemnified hereunder by delivery of a Notice of Action or Claim Notice (as such terms are defined herein) to the Indemnity Escrow Agent on or prior to the Indemnity Termination Date. The Holdback Amount shall be held and disbursed by the Indemnity Escrow Agent in accordance with an Indemnity Escrow Agreement substantially in the form attached hereto as Exhibit
6.3 (the "Indemnity Escrow Agreement"), with such changes therein as may be required and approved by the Indemnity Escrow Agent, PG and Avidia. The sole and exclusive remedy for any Indemnification Damages incurred by an Indemnified Party under Section 6.1 of this Agreement shall be to recover shares of PG Common Stock from the Holdback Amount in accordance with the terms of the Indemnity Escrow Agreement, and the holders of Avidia Common Stock and Avidia Preferred Stock shall have no personal liability for any Indemnification Damages or otherwise under this Agreement except for their pro rata share of the Holdback Amount.

         SECTION 6.4 MINIMUM CLAIMS. No claim shall be considered to be an indemnifiable claim pursuant to this Section 6 by an Indemnified Party under either Section 6.1 or Section 6.2 unless the amount of such claim exceeds $7,500. No claim shall be made under this Section 6 by an Indemnified Party under either Section 6.1 or Section 6.2 unless and until the amount of all indemnifiable claims pursuant to Section 6.1 or Section 6.2, as appropriate, exceeds $200,000 (the "Basket"), in which event all such claims for Indemnification Damages may be made (including claims included within the Basket).

         SECTION 6.5 MAXIMUM INDEMNITY. The maximum indemnification obligations of the Indemnifying Parties pursuant to Section 6.1 shall be the Holdback Amount. The maximum indemnification obligations of the Indemnifying Party pursuant to Section 6.2 shall be $94,000,000.

         SECTION 6.6         CLAIMS FOR INDEMNIFICATION.

                    (a) If any lawsuit (an "Action") is filed against a party entitled to the benefit of indemnification hereunder, written notice thereof (the "Notice of Action") shall be given by the Indemnified Party within thirty (30) days after the filing of the Action whether or not the Basket has been reached. The Notice of Action shall set forth the identity of the Indemnifying Party or Parties and of the Indemnified Party or Parties, a brief description of the facts and





                                      45.

circumstances and the nature of the claim, the amount of the loss, expense, liability or other damage suffered, or which may be suffered, by the Indemnified Party, the applicable sections in this Agreement under which the claim for indemnification arises, and (if the claim is pursuant to Section 6.1) the number of shares of PG Common Stock included within the Holdback Amount with a value equal to such amount (determined as provided in this Section 6.6(i)), rounded up to the next number of whole shares. No Notice of Action may be given after the Indemnity Termination Date.

                    (b) If at any time or from time to time, the Indemnified Party believes in good faith that it is entitled to indemnification from the Indemnifying Party (other than in connection with an Action), whether or not the Basket has been reached, the Indemnified Party shall deliver to the Indemnifying Party a notice (a "Claim Notice") setting forth an estimate of the amount claimed in respect thereof (the "Claim"), and setting forth the identify of the Indemnifying Party or Parties and of the Indemnified Party or Parties, a brief description of the facts and circumstances and the nature of the claim, the applicable sections of this Agreement under which the claim for indemnity arises, and (if the claim is pursuant to Section 6.1) the number of shares of PG Common Stock included within the Holdback Amount with a value equal to the Claim (determined as provided in this Section 6.6(i)), rounded up to the next number of whole shares. No Claim Notice may be given after the Indemnity Termination Date.

                    (c) Within thirty (30) days after the date of the Notice of Action or the Claim Notice, the Indemnifying Party agrees to deliver to the other party a notice (the "Contest Notice") stating whether or not it agrees to be responsible for such Action or Claim. In the case of an Action for which the Indemnifying Party does not agree to be responsible, the Contest Notice shall also state the Indemnifying Party's preference as to which party should defend such action (the "Defending Party"). If the Indemnifying Party states that it prefers to be the Defending Party, the Indemnified Party shall, in its reasonable discretion, determine whether the Indemnifying Party or the Indemnified Party shall be the Defending Party, and shall so notify the Indemnifying Party of its decision within thirty (30) days after the date of the Contest Notice. The Defending Party shall keep the other party fully apprised at all times of the status of the defense and shall not make any settlement with respect to any indemnified matter without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. The other party agrees to use reasonable efforts to cooperate with the Defending Party in connection with its defense of indemnifiable claims and the settlement thereof.

                    (d) Except as would otherwise be inconsistent with the provisions of Section 6.6(c), in the event an Indemnified Party has a claim or claims against any third party growing out of or connected with the indemnified matter, then upon receipt of indemnification, the Indemnified Party shall fully assign to the Indemnifying Party the entire claim or claims to the extent of the indemnification actually paid by the Indemnifying Party and the Indemnifying Party shall thereupon be subrogated with respect to such claim or claims of the Indemnified Party.

                    (e) Any and all claims for indemnification asserted in writing in accordance with the procedures specified in this Section 6.6 before the Indemnity Termination Date shall survive until the one year anniversary of the Effective Time.





                                      46.

                    (f) With respect to an undisputed claim made in accordance with the procedures specified in this Section 6.6, an Indemnifying Party shall promptly (and in any case within thirty (30) days after the date or dates that Indemnification Damages are ascertainable) pay such Indemnification Damages under each such claim as they are incurred.

                    (g) With respect to a disputed claim made in accordance with the procedures specified in this Section 6.5, the Indemnifying Party shall be obligated to reimburse or indemnify the Indemnified Party, if at all, at such time as a binding arbitration award or judgment finding that the disputed claim is subject to indemnity under this Section 6 has been entered (a "Resolution"). If such judgment or arbitration award is entered in favor of an Indemnified Party, the Indemnifying Party shall promptly (and in any case within thirty (30) days of such Resolution or, if later, after the date or dates that the Indemnification Damages are ascertainable), pay such Indemnification Damages under such claim.

                    (h) Notices to be given to the holders of Avidia Common Stock, Avidia Preferred Stock and Exchangeable Warrants pursuant to this
Section 6 shall be given to the Stockholder Representative on their behalf, and the Stockholder Representative shall otherwise act as agent and attorney-in-fact for such holders for purposes of administering the Holdback Amount and resolving all claims for indemnification under this Section 6, all as further described in the Indemnity Escrow Agreement. All payments required to be made by the holders of Exchangeable Warrants, Avidia Common Stock and Avidia Preferred Stock pursuant to this Section 6 shall be made solely from the Holdback Amount.

                    (i) The number of shares of PG Common Stock to be delivered to the Indemnified Parties in satisfaction of indemnity claims arising under Section 6.1 shall be determined by dividing the amount of the Indemnification Damages by the Closing Price.

         SECTION 6.7 STOCKHOLDER REPRESENTATIVE COSTS. The Stockholder Representative may utilize up to 6,296 shares of the PG Common Stock included in the Holdback Amount to pay any fees and expenses of the Stockholder Representative (including, without limitation, the fees and expenses of counsel retained by the Stockholder Representative) in connection with defending an indemnifiable claim or otherwise administering the Holdback Amount pursuant to this Section 6 or the provisions of the Indemnity Escrow Agreement. The fees and expenses paid by the Stockholder Representative pursuant to this Section
6.6 shall not be considered a claim included within the Basket.

         SECTION 6.8         RESOLUTION OF CONFLICTS; ARBITRATION; LIMITATION
ON DAMAGES.

                    (a) In case an Indemnifying Party shall object in writing to any claim or claims, the Indemnified Party and the Indemnifying Party shall attempt in good faith for fifteen (15) days to agree upon the rights of the respective parties with respect to each of such claims.

                    (b) If no agreement can be reached after good faith negotiation during such fifteen (15)-day period, either the Indemnified Party or the Indemnifying Party may, by written notice to the other party, demand submission of the matter to arbitration or to some other





                                      47.

mutually-agreeable form of alternative dispute resolution (together or in the alternative, "ADR") to take place in Orange County, California. Unless the parties mutually agree in writing to some alternative form of ADR, arbitration of the matter shall be conducted in accordance with the commercial rules then in effect of the American Arbitration Association (except as otherwise specified in this Section 6 and except for those rules which require using the American Arbitration Association) using an arbitrator who is an experienced commercial litigator and admitted before the bar of any state of the United States. The dispute shall be determined by one (1) arbitrator acceptable to both parties, which arbitrator shall be selected within twenty (20) days of filing by a party of notice of intention to arbitrate. If, by the end of said twenty (20) day period, the parties have not agreed on one (1) arbitrator to be acceptable, then either party may request the American Arbitration Association to appoint the arbitrator pursuant to this Section 6 and the commercial rules then in effect of the American Arbitration Association. Arbitrators shall be compensated for their services at the standard hourly rate charged in their private professional activities. The parties acknowledge that the federal and state courts situated in California shall have jurisdiction and venue over the parties for the purpose of enforcing this Section 6. The Federal Rules of Civil Procedure shall apply with respect to any arbitration hereunder, and to the extent practicable any hearing with respect to a single matter shall be held on consecutive hearing days. The arbitrator(s) shall follow substantive rules of law and shall make its award in strict conformity with this Agreement. All parties agree to be bound by the results of this arbitration; judgment upon the award so rendered may be entered and enforced in any court of competent jurisdiction, subject to the final sentence of Section 6.3.

         SECTION 6.9 AVIDIA TRANSACTION COSTS. Pursuant to the terms of the Indemnity Escrow Agreement, PG may instruct the Indemnity Escrow Agent at any time after April 9, 1997 to deliver to it or liquidate on PG's behalf that number of shares of PG Common Stock held as part of the Holdback Amount as is equal to the Reimbursable Amount divided by the Closing Price. The reimbursement of the Reimbursable Amount pursuant to this Section 6.9 shall not be considered a claim included within the Basket.


                                   SECTION 7.

                            CONDITIONS TO THE MERGER

         SECTION 7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                    (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of Avidia under Delaware Law.

                    (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint





                                      48.

or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

                    (c) All material authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement and the Certificate of Merger shall have been filed, expired or been obtained, other than those that, individually or in the aggregate, the failure to be filed, expired or obtained could not, in the reasonable opinion of PG or Avidia, as the case may be, reasonably be expected to have a Material Adverse Effect on Avidia or PG or Merger Sub.

                    (d) PG shall have received a written opinion from Shipman & Goodwin LLP, legal counsel to Avidia, in form and substance acceptable to PG and Avidia shall have received a written opinion from Brobeck, Phleger & Harrison LLP, legal counsel to PG, in form and substance acceptable to Avidia. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of PG, Merger Sub and Avidia and certain stockholders of Avidia.

                    (e) Each of PG and Avidia shall have received a letter in substantially the form attached hereto as Exhibit 7.1(e) from Deloitte & Touche, independent auditors, confirming that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement.

                    (f) The distribution of the Information Statement (either by overnight mail service or by same day or overnight courier service) to all of the stockholders of Avidia shall have occurred no later than two (2) business days prior to the Effective Time.

         SECTION 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PG. The obligations of PG to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by PG:

                    (a) The representations and warranties of Avidia contained in this Agreement shall be true and correct as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for such inaccuracies as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Avidia;

                    (b) Avidia shall have performed or complied in all material respects with all covenants, obligations, conditions and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Time;





                                      49.

                    (c) PG shall have been furnished with evidence satisfactory to it that Avidia shall have obtained the Required Avidia Consents;

                    (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision limiting or restricting PG's conduct or operation of the business of Avidia and its Subsidiaries following the Merger shall be in effect, nor shall any proceeding brought by any domestic administrative agency or commission or other governmental entity, seeking the foregoing be pending;

                    (e) Avidia shall not have suffered any Material Adverse Effect since the date of this Agreement;

                    (f) PG shall have received executed Noncompetition Agreements in form and substance acceptable to PG from those employees of Avidia listed on Schedule 7.2(f) hereto (which schedule may be updated from time to time with the mutual consent of PG and Avidia);

                    (g) The holders of (i) at least ninety-two and one half percent (92.5%) of the outstanding shares of Avidia Common Stock and Avidia Preferred Stock voting together as a single class and (ii) fifty percent (50%) or more of the Series A Preferred Stock and Series B-1 Preferred Stock voting together as a single class, shall have consented to the Merger and the transactions contemplated by this Agreement pursuant to a Stockholder Consent in substantially the form attached hereto as Exhibit 7.2(g);

                    (h) PG shall have received the Indemnity Escrow Agreement executed on behalf of Avidia's stockholders by the Stockholder Representative;

                    (i)      PG shall have received an executed
Affiliate/Stockholder Agreement from each Affiliate of Avidia and each of the Avidia Founders; and

                    (j) PG shall have received executed Irrevocable Proxies as set forth in Section 3.27;

                    (k) PG shall have received the resignation of each director of Avidia, effective as of the Effective Time;

                    (l) PG shall have received an officer's certificate in the form attached hereto as Exhibit 7.2(m) signed on behalf of Avidia by an authorized officer; and

                    (m) PG shall have received the Costs Summary at least two (2) business days prior to the Effective Time.

         SECTION 7.3         ADDITIONAL CONDITIONS TO OBLIGATIONS OF AVIDIA.
The obligations of Avidia to consummate and effect this Agreement and the transactions contemplated hereby shall





                                      50.

be subject to the satisfaction at or prior to the Effective time of each of the following conditions, any of which may be waived, in writing, by Avidia:

                    (a) The representations and warranties of PG and Merger Sub contained in this Agreement shall be true and correct as of the Effective time, with the same force and effect as if made on and as of the Effective Time, except for such inaccuracies as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on PG or Merger Sub;

                    (b) PG and Merger Sub shall have performed and complied in all material respects with all covenants, obligations, conditions and agreements required by this Agreement to be performed or complied with by them on or prior to the Effective Time;

                    (c) Avidia shall have been furnished evidence satisfactory to it that PG shall have obtained the Required PG Consents;

                    (d) Neither PG nor Merger Sub shall have suffered any Material Adverse Effect;

                    (e) PG shall have delivered to the holders of Exchangeable Warrants, Avidia Common Stock and Avidia Preferred Stock immediately prior to the Effective Time the Registration Rights Agreement executed by an appropriate officer of PG;

                    (f) PG shall have entered into the Noncompetition Agreements referenced in Section 7.2(f);

                    (g) Avidia shall have received an officer's certificate in the form attached hereto as Exhibit 7.3(g) signed on behalf of PG and Merger Sub by an authorized officer; and

                    (h) If the conditions contained in Section 7.2 shall have been met or waived, PG shall have paid the Avidia Transaction Costs.


                                   SECTION 8.

                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.1 TERMINATION. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Avidia and the Board of Directors of PG, this Agreement may be terminated:

                    (a) by mutual written consent duly authorized by the Board of Directors of each of PG and Avidia;





                                      51.

                    (b) by either PG or Avidia, if, without fault of the terminating party, the Effective Time shall not have occurred on or before February 28, 1997 (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

                    (c) by PG, if (i) a breach of any representation, warranty, covenant or agreement on the part of Avidia set forth in this Agreement shall have occurred, or any representation or warranty of Avidia shall have become untrue, and such inaccuracy in Avidia's representations and warranties or breach by Avidia shall not have been cured within five business days of receipt by Avidia of written notice thereof; provided, however, that PG may terminate this Agreement pursuant to the foregoing only if such breach or inaccuracy of an Avidia representation or warranty would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Avidia or substantially interfere with the ability of Avidia to consummate the transactions contemplated hereby; (ii) the Board of Directors of Avidia shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to PG or shall have resolved to do any of the foregoing; or
(iii) Avidia shall not, by February 28, 1997, obtain the consent of (a) at least ninety-two and one half percent (92.5%) of the outstanding shares of Avidia Common Stock and Avidia Preferred Stock voting together as a single class and (b) fifty percent (50%) or more of the Series A Preferred Stock and Series B-1 Preferred Stock voting together as a single class, to the Merger and the transactions contemplated by this Agreement; provided that the right to terminate this Agreement by PG under this Section 8.1(c) shall not be available to PG where PG is at that time in willful breach of this Agreement;

                    (d) by Avidia upon a breach of any representation, warranty, covenant or agreement on the part of PG set forth in this Agreement, or if any representation or warranty of PG shall have become untrue, and such inaccuracy in PG's representations and warranties or breach by PG shall not have been cured within five business days of receipt by PG of written notice thereof; provided, however, that Avidia may terminate this Agreement pursuant to the foregoing only if such breach or inaccuracy of a PG representation or warranty would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PG or substantially interfere with the ability of PG to consummate the transactions contemplated hereby; provided further that the right to terminate this Agreement by Avidia under this Section 8.1(d) shall not be available to Avidia where Avidia is at that time in willful breach of this Agreement;

                    (e) by either PG or Avidia if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have been entered or (ii) if any required approval of the stockholders of Avidia shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof.





                                      52.

         SECTION 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of PG, Merger Sub or Avidia or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that the Confidentiality Agreement and the provisions of Section 5.10 (Expenses),
Section 5.19 (Indemnification by Surviving Corporation) and Section 8.2 (Effect of Termination) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         SECTION 8.3 AMENDMENT. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Avidia or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Avidia Common Stock or Avidia Preferred Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Avidia Common Stock, Avidia Preferred Stock or Merger Sub Common Stock.

         SECTION 8.4 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   SECTION 9.

                               GENERAL PROVISIONS

         SECTION 9.1 SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements contained herein shall survive the consummation of the Merger and shall (except to the extent that survival is necessary to effectuate the intent of such provisions) terminate as specified in Section 6.

         SECTION 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):





                                      53.

                    (a)      if to PG or Merger Sub, to:

                             Charles W. McBrayer
                             Chief Financial Officer
                             PairGain Technologies, Inc.
                             14402 Franklin Avenue
                             Tustin, CA 92780

                             with a copy to:

                             Bruce R. Hallett
                             Brobeck, Phleger & Harrison LLP
                             4675 MacArthur Court, Suite 1000
                             Newport Beach, CA 92660

                    (b)      if to Avidia or any of its stockholders, to:

                             Derek Minno
                             Stockholder Representative
                             Point Venture Partners L.P.
                             600 Grant Street
                             USX Tower 2970
                             Pittsburgh, PA 15219

                             with a copy to:

                             Frank J. Marco
                             Shipman & Goodwin LLP
                             One American Row
                             Hartford, CT 06103

                             and a copy to:

                             David M. Schwartzbaum
                             Chadbourne & Parke LLP
                             30 Rockefeller Plaza
                             New York, NY 10112

         SECTION 9.3 INTERPRETATION. When a reference is made in this Agreement to exhibits or schedules, such reference shall be to an exhibit or schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context





                                      54.

otherwise requires, shall be deemed to refer to February 19, 1997. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 9.5 ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the certificates, exhibits, and schedules, including the Avidia Disclosure Schedule and the PG Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Effective Time, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 5.12, 5.13, 5.16, 5.17,
5.19 and 6; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         SECTION 9.6 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         SECTION 9.7 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         SECTION 9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and performed entirely within such state without regard to any applicable conflicts of law rules.

         SECTION 9.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.





                                      55.

            [Signature Page to Agreement and Plan of Reorganization]

                    IN WITNESS WHEREOF, Avidia, PG and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                         AVIDIA SYSTEMS, INC.



                                         By:      \s\ Charles N. McCormack
                                                  --------------------------
                                                  Name: Charles N. McCormack
                                                  Title: Treasurer


                                         PAIRGAIN TECHNOLOGIES, INC.



                                         By:      \s\ Charles W. McBrayer
                                                  --------------------------
                                                  Name: Charles W. McBrayer
                                                  Title: Chief Financial Officer


                                             ABALONE CORPORATION



                                         By:      \s\ Charles W. McBrayer
                                                  --------------------------
                                                  Name: Charles W. McBrayer
                                                  Title: Chief Financial Officer





                                      56.

                                EXHIBIT 3.27(II)

                        AFFILIATE/STOCKHOLDER AGREEMENT


AVIDIA Systems, Inc.                         PairGain Technologies, Inc.
Attn: Charles N. McCormack                   Attn: Charles W. McBrayer
10 Fairfield Boulevard                       14402 Franklin Avenue
Wallingford, CT 06492                        Tustin, CA 92780

                    The undersigned, a stockholder and/or affiliate of AVIDIA Systems, Inc., a Delaware corporation (the "Company"), understands that PairGain Technologies, Inc., a Delaware corporation ("PairGain"), has proposed to enter into an Agreement and Plan of Reorganization with the Company in substantially the form enclosed herewith (the "Merger Agreement") with respect to a possible merger (the "Merger") of the Company with Abalone Corporation, a Delaware corporation and wholly-owned subsidiary of PairGain ("Merger Sub"). Capitalized terms not defined herein shall have the meanings given to such terms in the Merger Agreement.

                    In order to induce PairGain to enter into the Merger Agreement and to consummate the Merger, the undersigned agrees as follows:

                    (1) The undersigned has reviewed and approves of the terms of the Merger as set forth in the Merger Agreement.

                    (2) The undersigned agrees not to directly or indirectly (i) solicit, initiate or encourage the submission of proposals or offers from any person relating to any acquisition or purchase of all or substantially all of the assets of, or any equity interest in the Company, or any merger, consolidation, business combination or similar transaction with the Company, or (ii) except as required by applicable fiduciary duties, participate in any discussions or negotiations regarding, or furnish to any other person any confidential information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The undersigned will promptly notify PairGain if it shall receive any written indications of interest of offer or request for information with respect to any of the foregoing.

                    (3)      (a)     If the undersigned owns shares of the
Company's stock, the undersigned agrees to vote all shares of the Company's stock owned beneficially or of record by the undersigned ("Voting Shares"), whether voting at a stockholders meeting or by written consent, for approval of the Merger, the Merger Agreement and any related corporate actions on terms conforming in all material respects to the Merger Agreement and against any corporate action that, in the reasonable judgment of the PairGain's Board of Directors, would violate, frustrate the purpose of, prevent or delay consummation of such Merger (an "Opposing Action").

                             (b)     The undersigned shall execute and deliver
to PairGain within two (2) days after PairGain's written request therefor a valid and binding irrevocable proxy in any form reasonably proposed by PairGain granting PairGain (or its designees) the authority to vote its Voting Shares solely for the following items (i) in favor of approval and adoption of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger and (ii) against approval of any Opposing Action. The proxy shall not convey authority to vote on any other matter, including but not limited to the removal or election of any member of the Company's Board of Directors.

                    (4)      (a)     Except as otherwise required by applicable
law or stock exchange regulations or securities market regulations, the undersigned shall not issue any press release or, prior to the Effective Time, make any other public statement concerning the transactions contemplated by this Agreement or the Merger Agreement without obtaining the prior approval of PairGain to the contents and the manner of presentation and publication thereof.

                             (b)     The undersigned agrees to maintain in
strictest confidence information furnished by the Company, PairGain or Merger Sub in connection with the Merger Agreement and the Merger, and not to disclose any such information without prior written approval of the Company and PairGain, except to the extent that such information (i) is or becomes generally available to the public other than as a result of an act or omission by the undersigned (or any of its directors, officers, employees, agents or advisors ("Agents"), (ii) was within the possession of the undersigned prior to its being furnished to the undersigned by or on behalf of the Company, PairGain or Merger Sub, provided that the source of such information is not known by the undersigned to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company, PairGain or Merger Sub or any other party with respect to such information,
(iii) becomes available to the undersigned on a non-confidential basis from a source other than the Company, PairGain or Merger Sub or any of their Agents, provided that such source is not known by the undersigned to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company, PairGain or Merger Sub with respect to such information or (iv) is required to be disclosed in any document filed with the U.S. Securities and Exchange Commission or any other U.S. governmental authority, or by legal proceeding, subpoena, civil investigative demand or other similar process.

                    (5) The undersigned will not sell, either publicly or privately, assign, transfer, convey, encumber or dispose of, directly or indirectly, or otherwise reduce the undersigned's risk relative to, the shares of common stock of PairGain that the undersigned will receive upon consummation of the Merger (the "PairGain Common Stock") in exchange for the undersigned's shares of Common Stock or Preferred Stock of the Company, until such time as PairGain has publicly announced financial results covering at least thirty (30) days of post-closing combined operations of PairGain and the Company. PairGain agrees to publicly announce such financial results as soon as practicable following such 30-day period. The undersigned has not, during the thirty
(30)-day period prior to the date of this letter, sold, exchanged, transferred, pledged, disposed of or otherwise reduced the undersigned's risk relative to shares of the Company's Preferred Stock or Common Stock or any part thereof, and will not take any such actions during the thirty (30)-day period prior to the Effective Time of the Merger.

                    (6) The undersigned hereby represents and warrants to PairGain and Merger Sub as follows:

                             (a)     The undersigned is an "accredited
investor" as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                             (b)     The undersigned is currently the owner of
that number of shares of the Company's capital stock and warrants to purchase shares of the Company's capital stock as set forth on the signature page hereto (collectively, the "Company Capital Stock") and, except as otherwise set forth on the signature page hereto, (i) has held the Company Capital Stock at all times since ______________________ and (ii) did not acquire any shares of the Company Capital Stock in contemplation of the Merger. These securities constitute the undersigned's entire interest in the outstanding capital stock of the Company. No other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Company Capital Stock or any portion of the Company Capital Stock (except, with respect to stockholders that are trusts, partnerships or limited liability companies, the beneficiaries, partners and members of such stockholders).

                             (c)     The undersigned has no current plan or
intention to engage in a sale, exchange, transfer, distribution (including a distribution by a partnership to its partners or by a corporation to its stockholders), redemption, reduction in any way of the undersigned's risk of ownership by short sale, or other disposition, directly or indirectly, (such actions being collectively referred to as a "Sale") of the PairGain Common Stock that the undersigned will receive in the Merger in exchange for the undersigned's Company Capital Stock.

                             (d)     The undersigned has no current plan or
intention to engage in a Sale of the Company Capital Stock, other than pursuant to the Merger, or to exercise dissenters' or appraisal rights with respect to the Merger.

                             (e)     The undersigned is not aware of or
participating in any current plan or intention on the part of any other stockholder of the Company to engage in a Sale of the PairGain Common Stock that will be issued in the Merger in exchange for Company Capital Stock.

                             (f)     The representations contained in this
Paragraph (6) shall be true and correct at all times from the date hereof until the Effective Time of the Merger. The undersigned agrees to promptly notify PairGain and the Company prior to the Effective Time if at any time after the date hereof and prior to the Effective Time, the undersigned would no longer be able to make the representations, warranties, covenants and agreements set forth in this Paragraph (6).

                             (g)     Notwithstanding the foregoing provisions
of this Paragraph (6), the undersigned acknowledges that the undersigned will be holding the PairGain Common Stock received in the Merger with an investment intent and, therefore, in the event of a change in circumstances (including a change in personal or financial circumstances or a change in the value of such PairGain Common Stock), the undersigned may at some time in the future engage in a Sale of such PairGain Common Stock.

                    (7) The undersigned understands that the PairGain Common Stock to be issued in the Merger is not registered under the Securities Act although such PairGain Common Stock will be subject to certain registration rights as set forth in the Registration Rights Agreement attached as an exhibit to the Merger Agreement ("Registration Rights Agreement").

                    (8) The undersigned will execute such other documents as are ordinary and necessary in connection with the Merger, including confirmation of any of the above agreements.

                    (9) The obligations of the undersigned hereunder shall attach to and be binding upon any person or entity to whom legal or beneficial ownership of the undersigned's Voting Shares shall pass by operation of law or otherwise.

                    (10) The Undersigned has full power and authority to execute this Agreement and to make the representations, warranties and agreements herein and to perform the Undersigned's obligations hereunder.

                    (11) Except for the sale of the PairGain Common Stock pursuant to certain registration rights described in the Registration Rights Agreement, the Undersigned is acquiring the PairGain Common Stock for investment purposes only, for the Undersigned's own account, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. The Undersigned does not have any contract or other arrangement with any person to sell or otherwise transfer any interest in the PairGain Common Stock.

                    (12) The Undersigned's principal residence or place of business is set forth in the signature page hereto.

                    (13)     (a)     The Undersigned has had the opportunity to
ask questions of, and obtain any additional information reasonably available to, PairGain and the Company with respect to their respective plans, results of operations, financial conditions, businesses, properties, assets or business prospects, and the Undersigned has received all such information as the Undersigned deemed necessary and appropriate to enable the Undersigned to evaluate the risks and merits of the Merger, and the Undersigned has received satisfactory and complete information concerning the business and financial condition of PairGain and the Company in response to all inquiries in respect thereof; and

                             (b)     The Undersigned has consulted with such
legal and financial counsel as the Undersigned has deemed appropriate.

                    (14) The Undersigned can look after the Undersigned's financial interests in connection with the Merger; has such knowledge and experience in financial or business matters as to be able to evaluate the merits and risks of the Merger. The Undersigned has not been organized solely for the purpose of acquiring PairGain Common Stock.

                    (15)     The Undersigned acknowledges that:

                             (a)     the sale of the PairGain Common Stock has
not been registered under the Securities Act, and the PairGain Common Stock must be held indefinitely unless a transfer of the PairGain Common Stock is subsequently registered under the Securities Act (such as provided in the Registration Rights Agreement) or an exemption from such registration is available;

                             (b)     any share certificates representing the
PairGain Common Stock will bear the following legends:

                    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS IN EFFECT UNDER SUCH ACT, (2) SUCH TRANSFER IS PURSUANT TO RULE 144 UNDER SUCH ACT OR (3) THE HOLDER HEREOF FURNISHES TO PAIRGAIN TECHNOLOGIES, INC. AN OPINION OF COUNSEL, WHICH COUNSEL AND WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO PAIRGAIN TECHNOLOGIES, INC. THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED.

                    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THAT CERTAIN AFFILIATE/STOCKHOLDER AGREEMENT DATED AS OF FEBRUARY 19, 1997, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF, UPON REQUEST AND WITHOUT CHARGE, AT THE PRINCIPAL OFFICES OF PAIRGAIN TECHNOLOGIES, INC.

                             (c)     PairGain may notify its transfer agent of,
and cause its transfer agent to refuse to effect transfers of PairGain Common Stock inconsistent with, the legends and restrictions set forth above.

 (16) No waiver of any condition of, or any breach of any provision of, this Affiliate/Stockholder Agreement shall be effective unless in writing and signed by an authorized officer of PairGain.

                    (17) This Agreement shall terminate and be of no force and effect immediately upon the termination, if any, of the Merger Agreement. All representations and warranties in this Affiliate/Stockholder Agreement shall survive until the ninth month anniversary of the Effective Time. If the Merger is consummated, the sole remedy of PairGain or Merger Sub for any breach of representations and warranties contained herein shall be as provided in
Section 6 of the Merger Agreement.

                                  Very truly yours



                                  ----------------------------------------------
                                  Signature


                                  ----------------------------------------------
                                  Name


                                  ----------------------------------------------
                                  Date


                                  ----------------------------------------------
                                  Principal residence or place of business

                                  Total number of shares of Company Capital
                                  Stock owned on the date hereof:

                                  Common:
                                  Series A Preferred:
                                  Series B Preferred:
                                  Series B-1 Preferred

                                  Exceptions, if any, to representations in Paragraph 6(b):


                                  ----------------------------------------------


                                  ----------------------------------------------

ACCEPTED AND AGREED:


AVIDIA Systems, Inc.



---------------------------------------
By:
Its:


PairGain Technologies, Inc.



---------------------------------------
By:
Its:


Abalone Corporation



---------------------------------------
By:
Its:

                               EXHIBIT 3.27(III)


                               IRREVOCABLE PROXY
                                TO VOTE STOCK OF
                              AVIDIA SYSTEMS, INC.

         The undersigned stockholder of AVIDIA Systems, Inc., a Delaware corporation ("Avidia"), hereby irrevocably (to the fullest extent permitted by Section 212 of the Delaware General Corporation Law ("Delaware GCL")) appoints the members of the Board of Directors of PairGain Technologies, Inc., a Delaware corporation ("PairGain"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, at any time prior to the Expiration Date (as defined below) to vote and exercise all voting and related voting rights (to the fullest voting extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Avidia that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Avidia issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Avidia as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

         This Proxy is irrevocable (to the fullest extent provided in Section 212 of the Delaware GCL) and is granted in consideration of PairGain entering into that certain Agreement and Plan of Reorganization, dated as of February 19, 1997 (the "Reorganization Agreement"), by and among Avidia, PairGain and Abalone Corporation, a Delaware corporation and wholly-owned subsidiary of PairGain ("Merger Sub"). The Reorganization Agreement provides for the merger of Merger Sub with and into Avidia (the "Merger"). As used herein, the term "Expiration Date" shall mean either (i) the Effective Time (as such term is defined in the Reorganization Agreement) or (ii) the date of termination (if any) of the Reorganization Agreement, whichever shall occur first.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other related voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware GCL), at every annual, special or adjourned meeting of the stockholders of Avidia and in every written consent in lieu of such meeting solely for the following items (i) in favor of approval of the Merger and the Reorganization Agreement and any corporate actions that could reasonably be expected to facilitate the Merger and

(ii) against any corporate action that, in the reasonable judgment of PairGain's Board of Directors, would violate, frustrate the purpose of, prevent or delay consummation of the Merger. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in the foregoing sentence. The undersigned stockholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This Proxy shall be governed by, and construed in accordance with, the laws of the State of Delaware and is irrevocable (to the fullest extent provided in Section 212 of the Delaware GCL).

Dated:  _____________________, 1997


                                  ---------------------------------------
                                  (Signature of Stockholder)



                                  ---------------------------------------
                                  (Print Name of Stockholder)

                                  Total number of shares of Avidia capital stock owned on the date hereof:

                                  Common:
                                  Series A Preferred:
                                  Series B Preferred:
                                  Series B-1 Preferred

                                  EXHIBIT 5.12

                         REGISTRATION RIGHTS AGREEMENT

                    This Registration Rights Agreement ("Agreement") dated as of the Effective Time (as defined herein), by and among Pairgain Technologies, Inc., a Delaware corporation ("Pairgain"), and the stockholders of AVIDIA Systems, Inc., a Delaware corporation ("Avidia") listed on the signature page hereto (collectively, the "Stockholders").

                    Avidia has entered into an Agreement and Plan of Reorganization dated February 19, 1997 (the "Reorganization Agreement") with PairGain and Abalone Corporation ("Merger Sub") pursuant to which Merger Sub will be merged with and into Abalone. The Stockholders will receive shares of PairGain common stock, par value $.0005 per share (the "PG Common Stock"), in exchange for shares of common stock and preferred stock of Avidia and in exchange for Exchangeable Warrants (as defined in the Reorganization Agreement). The Stockholders desire to have and PairGain is willing to grant to the Stockholders certain rights to have the shares of PG Common Stock issued to the Stockholders in connection with the Merger or issued from time to time upon the exercise of Assumed Warrants (as defined in the Reorganization Agreement) registered under the Act (as defined herein) for resale to the public on the terms and subject to certain restrictions set forth in this Agreement.

                    Accordingly, PairGain and the Stockholders hereby agree as follows:

                    (18)     Definitions.  As used in this Agreement:

                             (a)     "1934 Act" means the Securities Exchange
Act of 1934, as amended.

                             (b)     "Act" means the Securities Act of 1933, as
amended.

                             (c)     "Effective Time" shall have the meaning
set forth in the Reorganization Agreement.

                             (d)     "Holder" means: (i) a Stockholder, (ii)
the Stockholder Representative (as defined in the Reorganization Agreement), or
(iii) a transferee of a Holder pursuant to Section 11 of this Agreement.

                             (e)     "Potential Material Event" shall mean any
of the following: (i) the possession by PairGain of material non-public information required to be disclosed in the Shelf Registration Statement and the determination in good faith by the Board of Directors of PairGain that disclosure of such information in the Shelf Registration Statement would be detrimental to the business and affairs of PairGain; or (ii) any engagement or activity by PairGain which would, in the good faith determination of the Board of Directors of PairGain, be adversely affected by disclosure in the Shelf Registration Statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of PairGain that the Shelf Registration Statement would be materially misleading absent inclusion of such information.

                             (f)     "Registrable Securities" means for each
Holder the number of shares of PG Common Stock issued to such Holder pursuant to the Reorganization Agreement (including shares to be placed in escrow as contemplated in the Reorganization Agreement) and issued to such Holder from time to time upon exercise of Assumed Warrants, if any, received pursuant to
Section 1.7 of the Reorganization Agreement, and for all Holders the sum of the Registrable Securities held by them.

                             (g)     "SEC" means the U.S. Securities and
Exchange Commission.

                             (h)     "Shelf Registration Statement" shall mean
a "shelf" registration statement of PairGain covering the issuance of all of the Registrable Securities (but no other securities, unless approved by the Stockholder Representative) on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, and in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                    Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

                    (19) Shelf Registration. Pairgain shall use its reasonable best efforts to cause the Registrable Securities held by each Holder to be registered under the Act so as to permit the public sale thereof, and in connection therewith shall use its reasonable best efforts to prepare and file with the SEC within five (5) days following the Effective Time, and shall use its reasonable best efforts to cause to become effective as soon as practicable after filing, a Shelf Registration Statement; provided, however, that each Holder shall provide all such information and materials and take all such action as may be required in order to (a) permit the preparation of a Shelf Registration Statement that complies in all material respects with all applicable requirements of the SEC and (b) obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Pairgain pursuant to this Section 2. Pairgain shall not be required to effect more than one (1) registration under this Section 2.

                    (20)     Piggyback Registration.

                             (a)  If (but without any obligation to do so)
PairGain proposes to register under the Act (including for this purpose a registration effected by PairGain for stockholders other than the Holders) any securities of the same class or type as the Registrable Securities in connection with the public offering of such securities solely for cash (other than (i) a registration relating solely to the sale of securities to participants in a

PairGain stock or stock option plan, (ii) a registration in connection with a bona fide business acquisition of or by PairGain, or (iii) a registration in which the only equity securities being registered are equity securities issuable upon conversion of debt securities which are also being registered), PairGain shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after mailing of such notice by PairGain, PairGain shall, subject to the provisions of Section 3(b), cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered; provided that, upon notice to the Holders, PairGain may be relieved of its obligation under this Section 3.a if it determines for any reason not to proceed with its proposed registered public offering.

                             (b)  In connection with any offering involving an
underwriting of shares of PairGain's capital stock (an "Underwritten Offering"), PairGain shall not be required under this Section 3 to include any of the Holders' Registrable Securities in such Underwritten Offering unless they accept the terms of the underwriting as agreed upon between PairGain and the managing underwriter(s) selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their good faith judgment can be effectively sold in such offering. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering, together with any securities to be sold by PairGain, exceeds the amount of securities that the underwriters determine in their good faith judgment can be effectively sold in the offering, then PairGain shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their good faith judgment can be effectively sold in such offering (the securities so included to be apportioned (A) first, to PairGain, and (B) second, to the extent additional securities may be included therein, among the selling stockholders, including any Holders who have requested registration, according to the total amount of PairGain securities owned by each such selling stockholder, or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any Holder that is a partnership, limited liability company or corporation, the partners, retired partners, members and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

                    (21)     Limitation on Registration Rights.
Notwithstanding anything to the contrary contained herein, the Holders' rights under Sections 2 and 3 shall be subject to the provisions of Section 7 of the Registration Rights Agreement dated as of September 30, 1992, among PairGain, Alcatel Network Systems, Inc., and the Investors and Founders (as such terms are defined therein).

                    (22) Obligations of Pairgain. Pairgain shall (i) prepare and file with the SEC the Shelf Registration Statement in accordance with Section 2 hereof with respect to the

Registrable Securities and shall use its reasonable best efforts to cause the Shelf Registration Statement to become effective as promptly as practicable after filing and to keep such registration statement effective for a period of twenty-four (24) months or until such time as all of the Registrable Securities then held by each Holder can be sold by such Holder in a three (3)-month period in accordance with Rule 144 under the Act; (ii) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary and to comply with the provisions of the Act with respect to the sale or other disposition of all securities proposed to be registered in such Shelf Registration Statement so long as such Shelf Registration Statement is required to remain effective including, without limitation, any such amendment or supplement required to include the information pursuant to Section 6.a; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Pairgain shall be required under the provisions hereof to cause the Shelf Registration Statement to remain effective; (iv) use its reasonable best efforts to register or qualify the shares of the Registrable Securities covered by the Shelf Registration Statement prepared as provided herein under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Pairgain shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such stock in such jurisdictions; (v) notify each Holder upon the happening of any event as a result of which the prospectus included in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
(vi) so long as the Shelf Registration Statement remains effective, promptly prepare, file and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary or prepare and file such document incorporated by reference into the prospectus, so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
(vii) notify each Holder, promptly after it shall receive notice thereof, of the date and time the Shelf Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Shelf Registration Statement including any documents incorporated by reference has been filed; (viii) notify each Holder promptly of any request by the SEC for the amending or supplementing of the Shelf Registration Statement or prospectus or for additional information; (ix) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC or a state securities authority suspending the effectiveness of the Shelf Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; (x) cooperate with the Holders to facilitate timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such amounts and registered in such names as the Holders may reasonably request in connection with the sale of Registrable Securities; (xi) use reasonable best efforts to cause all Registrable Securities to be approved for listing on the Nasdaq Stock Market, subject to official notice of issuance at or prior to the time the Shelf Registration Statement is declared effective by the SEC; (xii) promptly notify the Holders of the existence of a Potential Material Event; (xiii) promptly notify the Holders of the withdrawal of any stop order; and (xiv) promptly notify the Holders that a Potential Material Event has been disclosed to the public or that such Potential Material event no longer exists.

                    (23)     Holder's Obligations.

                             (a) PairGain may require each Holder to furnish to
PairGain such information regarding the Holder and the proposed distribution of Registrable Securities as PairGain may from time to time reasonably request in writing. Each Holder shall provide PairGain with any such information within five (5) business days after such information is requested.

                             (b)     Each Holder agrees that upon receipt of
any notice from PairGain of the happening of any event of the kind described in
Section 5(v), 5(ix) or 5(xii) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the notice described in Section 5(vii), 5(xiii) or 5(xiv), respectively.

                    (24) Availability of Form S-3. Pairgain represents that if Form S-3 (or a successor form) is not available for use by Pairgain, Pairgain shall file a registration statement on Form S-1 to satisfy its obligations under Section 2 hereof. Pairgain further represents that it is currently eligible to utilize Form S-3 and currently believes that there is no material non-public information which would preclude it from filing a Shelf Registration Statement on Form S-3.

                    (25) Expenses. Pairgain shall pay all of the out-of-pocket expenses incurred, other than underwriting discounts and commissions, in connection with any registration of Registrable Securities pursuant to this Agreement, including, without limitation, all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Pairgain's independent accountants and outside counsel; provided that if Pairgain's outside counsel does not act as counsel to the Holders in connection with the registration of Registrable Securities pursuant to this Agreement, then Pairgain shall also pay the reasonable fees and disbursements of a single counsel for all of the Holders.

                    (26) Indemnification. In the event of any offering registered pursuant to this Agreement:

                             (a)     Pairgain will indemnify each Holder, each
of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Pairgain of any rule or regulation promulgated under the Act, the 1934 Act, or state securities laws, or common law, applicable to Pairgain in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Pairgain will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Pairgain by such Holder or underwriter specifically for use in any such registration statement or prospectus.

                             (b)     Each Holder, severally and not jointly,
will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Pairgain, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of Pairgain's securities covered by such a registration statement, each person who controls Pairgain or such underwriter within the meaning of Section 15 of the Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Pairgain, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Pairgain by or on behalf of such Holder specifically for use in any such registration statement or prospectus; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

                             (c)     Each party entitled to indemnification
under this Section 9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding anything to the contrary in the preceding sentence, an Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party if (i) the employment thereof has been specifically authorized by the Indemnifying Party or (ii) the Indemnifying Party fails to assume the defense of any action or employ counsel as provided in this Section 9.c. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                             (d)     If the indemnifications provided for in
this Section 9 shall be held to be unenforceable although applicable in accordance with its terms, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of any loss, claim, damage or liability, or action in respect thereof, referred to herein in such proportion as shall be appropriate to reflect the relative benefits received by PairGain on the one hand and the Holders on the other. The relative faults of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether and to what extent the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or the Indemnified Party, and each party's relative intent, knowledge, access to information and opportunity to correct or present such statement or omission. In no event shall the liability of any Holder for contribution under this paragraph d. exceed the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

                             (e)     The obligations of Pairgain and each
Holder under this Section 9 shall survive the completion of any offering of stock in a registration statement under this Agreement and otherwise.

                    (27) Reports Under Securities Exchange Act of 1934. Pairgain agrees to:

                             (a)     use its reasonable best efforts to file
with the SEC in a timely manner all reports and other documents required of Pairgain under the Act and the 1934 Act; and

                             (b)     furnish to each Holder, forthwith upon
request (i) a written statement by Pairgain that it has complied with the reporting requirements of the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of Pairgain and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Form S-3.

                    (28) Assignment of Registration Rights. The rights to cause Pairgain to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to one or more transferees of Registrable Securities only if: (a) Pairgain is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Pairgain by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby; and (b) immediately following such transfer the disposition of such Registrable Securities by the transferee is restricted under the Act.

                    (29) Amendment of Registration Rights. Pairgain may, with the consent of the Stockholder Representative, amend the registration rights granted hereunder.

                    (30) Termination. The registration rights set forth in this Agreement shall terminate at such time as PairGain is no longer obligated to maintain the effectiveness of the Shelf Registration Statement.


                          [Signature Pages to Follow]

               [Signature Page to Registration Rights Agreement]


                    IN WITNESS WHEREOF, PG and the stockholders of Avidia have caused this Agreement to be executed and delivered as of the date first written above.

                                PAIRGAIN TECHNOLOGIES, INC.



                                By:
                                         -------------------------------
                                         Name: Charles W. McBrayer
                                         Title: Chief Financial Officer


AVIDIA SYSTEMS, INC.
STOCKHOLDERS AND WARRANT HOLDERS



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
                                  EXHIBIT 6.3

                           INDEMNITY ESCROW AGREEMENT


         Indemnity Escrow Agreement ("Agreement") dated as of February 27, 1997 by and among PairGain Technologies, Inc., a Delaware corporation ("PairGain"), Abalone Corporation, a Delaware corporation and a wholly-owned subsidiary of PairGain ("Merger Sub"), Wells Fargo Bank, N.A. (the "Escrow Agent"), and Derek Minno (the "Stockholder Representative").

         WHEREAS, PairGain, Merger Sub and Avidia Systems, Inc., a Delaware corporation ("Avidia") have entered into an Agreement and Plan of Reorganization dated as of February 19, 1997 (the "Merger Agreement") pursuant to which Merger Sub will merge with and into Avidia, and Avidia shall be the surviving corporation. The holders of Avidia Common Stock and Avidia Preferred Stock (the "Avidia Stockholders") have selected the Stockholder Representative to act on their behalf in connection with the Merger. Capitalized terms defined in the Merger Agreement shall be used herein with the meanings so defined; and

         WHEREAS, the Merger Agreement provides for certain rights of indemnification between PairGain and Merger Sub, on the one hand, and the holders of Avidia Common Stock and Avidia Preferred Stock as of immediately prior to the Effective Time, on the other hand; and

         WHEREAS, the Merger Agreement provides that an escrow will be established to secure the indemnification obligations of the Avidia Stockholders to PairGain and Merger Sub; and

         WHEREAS, it is a condition of the Merger Agreement that the parties thereto enter into this Agreement in order to provide certain terms and conditions regarding the parties' indemnification rights and obligations in connection with the Merger Agreement and to provide for the escrow of certain shares hereunder.

         NOW, THEREFORE, in consideration of the premises and agreements set forth below, the parties agree as follows:

         Section 1. Section 6 of the Merger Agreement Controls. In the event the terms of this Agreement conflict in any way with the provisions of Section 6 of the Merger Agreement, then Section 6 of the Merger Agreement shall control. A copy of Section 6 of the Merger Agreement is attached hereto as Exhibit A.

         Section 2.  Establishment of the Escrow.

         (a) Pursuant to Section 6.3 of the Merger Agreement, at the Effective Time, PairGain will deposit with the Escrow Agent two stock certificates, each in the name of the

Escrow Agent (or its nominee), one for 171 996 shares of PG Common Stock and one for 29,987 shares of PG Common Stock, together constituting the Holdback Amount and to be held in an account designated as "PairGain Technologies, Inc. Escrow Account," or having a similar designation. The shares of PG Common Stock constituting the Holdback Amount and evidenced by such certificates are hereinafter sometimes referred to collectively as the "Escrow Shares." The Escrow Shares shall be disbursed in accordance with the terms hereof. The Escrow Agent agrees to accept the Escrow Shares and to hold and distribute them in the manner provided herein. The Escrow Agent agrees to take appropriate measures to safeguard the certificates evidencing the Escrow Shares in its possession, in accordance with customary custodial practices.

         (b) Exhibit B hereto contains a list of all Avidia Stockholders, their addresses and number of Escrow Shares held for their account hereunder at the Effective Time of the Merger. A Stockholder's "Proportionate Percentage" shall refer to the number of Escrow Shares held for the account of a particular Avidia Stockholder relative to the Escrow Shares held for the account of all Avidia Stockholders.

         Section 3. Survival of Representations, Warranties and Covenants; Consent of the Avidia Stockholders

         (a) As provided in Section 6.1 of the Merger Agreement, the indemnity obligations secured by the Escrow Shares survive the consummation of the Merger and shall terminate on the date that is the nine (9) month anniversary of the Effective Time (the "Indemnification Termination Date"). PairGain shall give written notice to the Escrow Agent and the Stockholder Representative of the Effective Time. The aggregate liability of each of the Avidia Stockholders to PairGain and Merger Sub under this Agreement and the Merger Agreement shall be limited to the Escrow Shares (subject to equitable adjustment in the case of any stock split, stock dividend, subdivision or the like affecting the PairGain Common) For purposes of this Agreement, the value of each share of PairGain Common shall be deemed to have a value of $39.71.

         (b) As set forth in the Merger Agreement, by virtue of the Avidia Stockholders' approval of the Merger Agreement, the Avidia Stockholders have, without any further action required, consented to: (i) the establishment of the escrow hereunder to secure the Avidia Stockholders' indemnification obligations under Section 6.1 of the Merger Agreement in the manner set forth herein, (ii) the appointment of the Stockholder Representative as their representative for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of each such Avidia Stockholder and the taking by the Stockholder Representative of any and all actions and the making of any decisions required or permitted to be taken or made by him under this Agreement and (iii) all of the other terms, conditions and limitations in this Agreement.

         Section 4.  Distributions and Claims.

         (a)        (i)      PairGain shall provide to the Escrow Agent a copy
of each Notice of Action and Claim Notice delivered to the Stockholder Representative pursuant to Section 6.6 of the Merger Agreement no later than the date on which such Notice of Action or Claim Notice is sent to the Stockholder Representative. Each Notice of Action and Claim Notice delivered to the Escrow Agent shall include a certification that PairGain has mailed a copy of such Notice of Action or Claim Notice to the Stockholder Representative as provided in Section 6.6 of the Merger Agreement. No claim shall be considered to be an indemnifiable claim pursuant to Section 6 of the Merger Agreement or this Escrow Agreement unless the amount of such claim exceeds $7,500, and no Notice of Claim or Claim Notice shall be given with respect to a claim of less than $7,500. A Notice of Claim or Claim Notice shall be given whether or not the basket of $200,000 has been reached under Section 6.4 of the Merger Agreement (hereinafter referred to as the "Basket"). PairGain shall also give the Escrow Agent and the Stockholder Representative notice of when the Basket has been reached and when the Escrow Shares have been exhausted, according in each case to the Notices of Action and Claim Notices submitted by PairGain without regard to the existence of any Challenged Claim (as defined below), which notice may be contained in a Notice of Action or Claim Notice. PairGain shall not be entitled to give a Notice of Action or Claim Notice after the Indemnification Termination Date; provided, any dispute with respect to whether a matter was the subject of a prior Notice of Action or Claim Notice shall be submitted to arbitration in accordance with
Section 6.8 of the Merger Agreement. The Notice of Action or Claim Notice shall set forth the identity of the Indemnifying Party or Parties and of the Indemnified Party or Parties, a brief description of the nature of the claim, the maximum amount of the loss, expense, liability or other damage suffered, or which may be suffered, by the Indemnified Party, and the number of Escrow Shares with a value equal to such amount, rounded up to the next number of whole shares and shall indicate the applicable sections of the Merger Agreement under which the claim for indemnity arises.

                    (ii) The Stockholder Representative shall provide to the Escrow Agent a copy of each Contest Notice delivered to an Indemnified Party pursuant to Section 6.6(c) of the Merger Agreement no later than the date on which such Contest Notice is sent to the Indemnified Party. Each Contest Notice delivered to the Escrow Agent shall include a certification that the Stockholder Representative has mailed a copy of such Contest Notice to the Indemnified Party as provided in Section 6.6(c) of the Merger Agreement. A Claim or Action (or that portion of a Claim or Action) which the Stockholder Representative agrees is the responsibility of the Avidia Stockholders pursuant to a Notice of Contest is referred to as an "Accepted Claim." A Claim or Action (or that portion of a Claim or Action) (A) to which the Stockholder Representative objects pursuant to a Notice of Contest, or (B) as to which the Stockholder Representative assumes the defense and reserves its rights pursuant to Section 6.6(c) of the Merger Agreement is referred to as a "Challenged Claim."

         (iii) Subject to Section 4(a)(iv) below, the Stockholder Representative and PairGain shall submit the matter of a Challenged Claim to arbitration in accordance with Section 6.8 of the Merger Agreement. PairGain shall provide to the Escrow Agent written notice of a Resolution (a "Notice of Resolution"), setting forth the amount of Indemnification Damages, if any, awarded to PairGain. Each Notice of Resolution delivered to the Escrow Agent shall include a certification that PairGain has mailed a copy of such Notice of Resolution to the Stockholder Representative. The Stockholder Representative shall have fifteen (15) days from the date of a Notice of Resolution in which to object thereto. Any objection shall be delivered to PairGain and the Escrow Agent and shall contain a certification that a copy of such objection has been given to both such parties.

         (iv) In the event that a Notice of Contest provides that the Stockholder Representative elects to assume the defense of an Action subject to a reservation of rights as to responsibility for any Indemnification Damages, then upon resolution of the underlying action, the Stockholder Representative shall either acknowledge responsibility for any resulting Indemnification Damages, and such amount shall be paid as provided in Section 4(b)(i) below, or object to responsibility for Indemnification Damages and thereupon the parties shall submit the matter to arbitration in accordance with Section 6.8 of the Merger Agreement (and the underlying indemnity claim shall be deemed a Challenged Claim).

                    (b)      (i)     Upon receipt of a Notice of Action or
Claim Notice from PairGain at any time after the Basket has been satisfied and prior to the Indemnification Termination Date, and if the Escrow Agent receives
(A) a Notice of Contest in response thereto stating that the Stockholder Representative agrees that the Avidia Stockholders are responsible for the Action or Claim covered by the Notice of Action or Claim Notice, or (B) a Notice of Contest objecting to the Notice of Action or Claim Notice, followed by a Notice of Resolution as to which the Stockholder Representative does not object as provided in Section 4(b)(iii) below, the Escrow Agent shall deliver to PairGain, as promptly as practicable, Escrow Shares having a value (as certified to the Escrow Agent and the Stockholder Representative by PairGain) equal to the amount of Indemnification Damages set forth in the Notice of Action or Claim Notice and agreed to in the Notice of Contest or specified in the Notice of Resolution, as applicable.

                             (ii)    Pursuant to Section 6.9 of the Merger
Agreement, PairGain may instruct the Escrow Agent in writing to deliver to PairGain, or to liquidate on PairGain's behalf and deliver to PairGain, at any time after April 9, 1997, up to [Reimbursable Amount] Escrow Shares. PairGain agrees to provide a copy of such instruction to the Stockholder Representative.

                    (iii) Escrow Shares to be delivered by the Escrow Agent on behalf of each Avidia Stockholder shall be determined based on such Avidia Stockholder's Proportionate Percentage. Within 10 business days after any payment of an indemnification claim hereunder, or the delivery or liquidation of Escrow Shares pursuant to Section 4(b)(ii), and as and when required by
Section 4(b)(v), PairGain will deliver to the Escrow Agent and the Stockholder Representative a revised Exhibit B, which will be attached in lieu of the then existing Exhibit B. The Escrow Agent may rely upon such revised Exhibit B unless and until the Stockholder Representative delivers an objection in writing, which objection shall be made within 30 days of receipt of the revised Exhibit B. Any disputes regarding Exhibit B will be resolved in the manner provided in Section 6.8 of the Merger Agreement.

         (iv) The Escrow Agent shall retain in escrow after the Indemnification Termination Date the number of Escrow Shares (rounded up to the nearest whole share) having a value (determined as provided in Section 3(a)) equal to the dollar amount set forth in the applicable Notices of Action or Claim Notices for all Challenged Claims ("Pending

Indemnification Claims"). The "dollar amount" of any Pending Indemnification Claim shall be calculated assuming the maximum possible exposure set forth in the Notice of Action or Claim Notice. Each Notice of Action or Claim Notice shall state on its face the maximum possible exposure claimed thereunder, on which statement the Escrow Agent may conclusively rely.

         (v) As promptly as practicable after the Indemnification Termination Date, the Escrow Agent shall deliver the stock certificate evidencing the Escrow Shares to PairGain's stock transfer agent (the "Transfer Agent") in exchange for: (a) stock certificates for and in the name of each Avidia Stockholder with respect to which Escrow Shares are then attributable in accordance with Exhibit B (as revised, if applicable); provided, however, that the Escrow Agent shall exclude from such number of Escrow Shares the number of Escrow Shares to be retained by the Escrow Agent pursuant to Section 4(b)(iv) above, and (b) if applicable, a new stock certificate in the name of the Escrow Agent representing the aggregate number of Escrow Shares to be retained by the Escrow Agent pursuant to Section 4(b)(iv) above. Upon receipt of such stock certificates from the Transfer Agent, the Escrow Agent will promptly deliver such stock certificates to the Avidia Stockholders at such addresses as the Stockholder Representative shall direct, and the Escrow Agent will retain the new stock certificate in its name pending resolution of the Pending Indemnification Claims. Notwithstanding the foregoing, PairGain may provide written notice to the Escrow Agent, with a copy to the Stockholder Representative, prior to the Indemnification Termination Date if any Assumed Warrants have not been exercised and shall specify the number of Escrow Shares attributable to such unexercised Assumed Warrants (the "Unexercised Warrant Shares"). PairGain shall attach to such notice a revised Exhibit B, reducing the number of Escrow Shares held for the applicable Avidia Stockholder to reflect the elimination of the Unexercised Warrant Shares. If at any time after such notice and prior to the Indemnification Termination Date any such unexercised Assumed Warrants are exercised, PairGain shall amend such notice in a writing provided to the Escrow Agent and the Stockholder Representative, stating the revised number of Unexercised Warrant Shares and attaching a further revised Exhibit B. The Escrow Agent shall obtain from the stock transfer agent and deliver to PairGain a separate certificate for the Unexercised Warrant Shares.

         (c) Escrow Shares that are not distributed to Avidia Stockholders on the Indemnification Termination Date because they have been retained pursuant to Section 4(b)(iv) shall be distributed (as appropriate) as promptly as practicable after disposition of each Pending Indemnification Claim. Upon the date after which the last of all Pending Indemnification Claims has been finally determined and the final distribution has been made to PairGain, the balance of all Escrow Shares shall be delivered to Avidia Stockholders in accordance with Section 4(b)(v).

         (d) Notwithstanding any provision of this Agreement or the Merger Agreement to the contrary, no Escrow Shares may be liquidated, sold, assigned, transferred, conveyed, encumbered or disposed of, or released from escrow until such time as PairGain has publicly announced financial results covering at least thirty (30) days of post-closing combined operations of Avidia and PairGain. PairGain shall give prompt written notice of the announcement of such financial results to the Escrow Agent and the Stockholder Representative.

         Section 5.  Voting Rights and Distributions.

         (a) If a meeting or written action of stockholders of PairGain occurs while this Escrow Agreement is still in effect, the Escrow Agent shall promptly send to the Stockholder Representative copies of any notices, proxies and proxy materials in connection with such meeting or written action. The Escrow Agent shall vote the Escrow Shares in accordance with instructions set forth in any proxies returned to the Escrow Agent by the Stockholder Representative. If no proxy is received, the Escrow Agent shall not vote such shares.

         (b) All dividends and distributions (other than cash dividends and distributions) made by PairGain with respect to the Escrow Shares will be paid or made to the Escrow Agent to be held in escrow with the other Escrow Shares as provided herein as additional assets of the escrow to satisfy indemnification claims in accordance with Section 6 of the Merger Agreement. Such dividends and distributions shall be deemed to be a part of the Escrow Shares to which they relate. Cash dividends and distributions, if any, with respect to the Escrow Shares will be made by PairGain directly to the Avidia Stockholders for whose account such shares are being held hereunder.

         Section 6.  The Stockholder Representative.

         (a) As long as there are shares held in escrow pursuant to this Agreement, the Avidia Stockholders, and each of them, will be represented by the Stockholder Representative, who is empowered to receive any notice under this Agreement for the Avidia Stockholders and each of them, and to give any and all notices and instructions and take any and all action for and on behalf of the Avidia Stockholders, and each of them, under this Agreement. The Avidia Stockholders will have the right to remove the Stockholder Representative and, upon such removal, or in the event of the Stockholder Representative's death or resignation, to appoint as a new Stockholder Representative any former Avidia Stockholder at any time and from time to time during the period when any shares are held in escrow, by a vote of the Avidia Stockholders holding a majority interest in the Escrow Shares held in escrow at such time evidenced by a writing executed by such majority of Avidia Stockholders. The appointment of the new Stockholder Representative will be of no force or effect whatsoever upon PairGain or the Escrow Agent or otherwise under this Agreement until three days after the later of the dates when PairGain or the Escrow Agent is deemed to have received written notice of such appointment, which notice must include at least: (i) the identity and address of the new Stockholder Representative and a statement that such Stockholder Representative has been appointed by a vote of Avidia Stockholders holding a majority interest in the Escrow Shares then held in escrow; (ii) the duly acknowledged signatures of each of the Avidia Stockholders voting for the new Stockholder Representative; and (iii) a statement that any non-signing Avidia Stockholder has been notified in writing of the appointment of the new Stockholder Representative. PairGain and the Escrow Agent will be entitled to rely on any notice received in such form without conducting an investigation of the contents thereof. Any notice given to the Stockholder Representative will constitute notice to each and all of the Avidia Stockholders at the time notice is given to the Stockholder Representative. Any action taken by, or notice or instruction received from, the

Stockholder Representative will be deemed to be action by, or notice or instruction from, each and all of the Avidia Stockholders. PairGain may and the Escrow Agent will disregard any notice or instruction received from any Avidia Stockholder other than the then acting Stockholder Representative with regard to this Agreement prior to the Indemnification Termination Date.

         (b) The Stockholder Representative shall not suffer any liability or loss for any act performed or omitted to be performed by him under this Agreement in the absence of his gross negligence or willful misconduct. The Stockholder Representative may consult with counsel in connection with his duties hereunder and shall be fully protected by any act taken, suffered, permitted, or omitted in good faith in accordance with the advice of counsel. The Stockholder Representative shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereof or for any lack of endorsement thereon, or for any description therein, nor shall he be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement, and the Stockholder Representative shall be fully protected in relying upon any written notice, demand, certificate or document which he in good faith believes to be genuine.

         (c) The Stockholder Representative shall be entitled to employ such legal counsel and other experts as he may deem necessary to advise him properly with respect to his rights and obligations hereunder and to evaluate indemnification claims and to pursue challenges to indemnification claims or to defend claims. The reasonable expenses and fees of such counsel and experts, and any reasonable, documented out of pocket expenses which the Stockholder Representative incurs under Section 4 or hereunder in relation to evaluating, challenging or contesting claims, shall be reimbursed out of the Escrow Shares, and to that end the Stockholder Representative may direct the Escrow Agent to disburse to the Stockholder Representative Escrow Shares having a value equal to the amount of such expenses; provided, however, that the aggregate of all reimbursements and disbursements to which the Stockholder Representative may be entitled under this Agreement shall not exceed 6,296 Escrow Shares. The Escrow Agent shall have no responsibility to determine whether expenses for which the Stockholder Representative claims reimbursement hereunder are reasonable, and may conclusively rely on the Stockholder Representative's disbursement instructions.

         (d) The Stockholder Representative hereby agrees to do such acts, and execute further documents, as shall be necessary to carry out the provisions of this Agreement or to transfer any Escrow Shares pursuant to the terms hereof.

         Section 7. Interest in Escrow Shares. The interest of the Avidia Stockholders in the Escrow Shares (until released to them hereunder) is nonassignable and shall be transferable only by operation of law.

         Section 8.  Provisions Concerning the Escrow Agent.

         (a) The Escrow Agent shall be entitled to reasonable compensation for all services rendered and expenses incurred by it in the performance of its obligations hereunder. The Escrow Agent shall be entitled to employ such legal counsel and other experts as it may deem necessary to properly advise it in connection with its obligations hereunder, and may rely on the advice of such counsel, and may pay them reasonable compensation therefor. The Escrow Agent and such legal counsel's and other expert's fees and expenses shall be borne by PairGain.

         (b) The Escrow Agent shall not be liable for any diminution of value of the Escrow Shares. The Escrow Agent shall have no authority to sell or otherwise dispose of or encumber the Escrow Shares except as provided herein.

         (c) Notwithstanding any other provisions herein contained, the Escrow Agent may at all times act upon and in accordance with the joint written instructions of PairGain and the Stockholder Representative. The Escrow Agent shall not be liable for any act done or omitted by it in accordance with such instructions or pursuant to the advice of counsel of its selection.

         (d) The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Agreement and instructions given to the Escrow Agent pursuant to this Agreement, and the Escrow Agent shall not be subject to, nor obligated to recognize, any other agreement between any or all of the parties hereto even though reference thereto may be made herein; provided, however, with the written consent of the Escrow Agent, this Agreement may be amended at any time by an instrument in writing signed by PairGain and the Stockholder Representative.

         (e) The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereof, or for any lack of endorsement thereon, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement of this Agreement, and the Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine.

         (f) The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the parties hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for in this Agreement and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which the Escrow Agent is advised by legal counsel of its own choosing is binding upon it; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         (g) The Escrow Agent may resign by giving sixty (60) days' advance written notice to PairGain and the Stockholder Representative and thereafter shall deliver the Escrow Shares to such substitute escrow agent as PairGain and the Stockholder Representative shall jointly direct in writing. If such direction to deliver to a substitute escrow agent is not received by the Escrow Agent within sixty (60) days after mailing such notice of resignation, it is unconditionally and irrevocably authorized, directed and empowered to file an interpleader motion and deliver all items held by it to a court of competent jurisdiction.

         (h) PairGain and the Stockholder Representative together shall have the right to remove the Escrow Agent hereunder by giving notice in writing to the Escrow Agent, specifying the date upon which such removal shall take effect. In the event of such removal, PairGain and the Stockholder Representative agree that they will jointly appoint a successor Escrow Agent within thirty (30) days after the giving of such notice (which successor Escrow Agent shall be a bank or trust company organized under the laws of the United States of America or of the State of California having a combined capital and surplus of not less than $100,000,000), and the Escrow Agent hereby agrees that, upon receiving joint written instructions from PairGain and the Stockholder Representative shall, within ten (10) business days after such receipt, turn over and deliver to such successor Escrow Agent all of the Escrow Shares and other properties and amounts held by it pursuant to this Agreement in accordance with the terms of such written instructions.

         (i) In consideration of its acceptance of the appointment as the Escrow Agent, PairGain agrees to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof (except as such liability may arise out of or be based upon the gross negligence or willful misconduct of the Escrow Agent), and to reimburse the Escrow Agent for all its reasonable expenses, including, among other things, counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto.

         Section 9. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given if delivered in person, by cable, telegram or telex (and shall be deemed to have been duly given on the date of delivery if so given), or by registered or certified mail (postage prepaid, return receipt requested) (and shall be deemed to have been duly given the second business day after the date of the postmark if so given) to the respective parties as follows:

         If to PairGain:

         Charles W. McBrayer
         Chief Financial Officer
         PairGain Technologies, Inc.
         14402 Franklin Avenue
         Tustin, CA 92780

         With copies to:

         Bruce R. Hallett
         Brobeck, Phleger & Harrison LLP
         4675 MacArthur Court, Suite 1000
         Newport Beach, CA 92660


         If to the Stockholder Representative:

         Derek Minno
         Stockholder Representative
         Point Venture Partners LP
         600 Grant Street
         USX Tower 2970
         Pittsburgh, PA 15219

         with copies to:

         Frank J. Marco
         Shipman & Goodwin LLP
         One American Row
         Hartford, CT 06103

         If to the Escrow Agent:

         Wells Fargo Bank, N.A.
         707 Wilshire Boulevard
         MAC 2818-101
         Los Angeles, CA 90017
         Attention:  Karen Hickey


or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt.

         Section 10. Headings. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

         Section 11. Entire Agreement; Assignment. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise.

         Section 12. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 13. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect, provided that enforcement of such other provisions in the absence of the invalid or unenforceable provisions does not deprive either Avidia or PairGain of the benefit of the bargain.

         Section 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and same Agreement.

         Section 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 16. Appointment. PairGain and the Stockholder Representative hereby appoint Wells Fargo Bank, N.A. to act as the Escrow Agent and Wells Fargo Bank, N.A. accepts such appointment.


                            [Signature Pages Follow]

         IN WITNESS WHEREOF, PairGain, Merger Sub, the Stockholder Representative and the Escrow Agent have caused this Agreement to be signed by their respective officers thereunto duly authorized, and their respective seals to be affixed hereto, as of the date first written above.

PAIRGAIN TECHNOLOGIES, INC.



By:      _____________________
Title:   _____________________

ABALONE CORPORATION




By:      _____________________
Title:   _____________________



WELLS FARGO BANK, N.A.,
as Escrow Agent



By:      _____________________
Title:   _____________________


STOCKHOLDER
REPRESENTATIVE



___________________________
Derek Minno

                                 EXHIBIT 7.2(G)

                 WRITTEN CONSENT AND AGREEMENT OF STOCKHOLDERS
                              AND WARRANT HOLDERS


I.  Written Consent

         Pursuant to Section 228 of the General Corporation Law of the State of Delaware, the undersigned stockholders of Avidia Systems, Inc. (the "Corporation"), a Delaware corporation, hereby consent to and adopt the following resolutions, without the holding of a meeting of the stockholders of the Company, which resolutions shall have the same effect as if duly adopted at a special meeting of the stockholders of the Corporation duly called and held, at which a quorum was present and acting throughout:

         RESOLVED, that it is in the best interest of the Corporation that Abalone Corporation, a Delaware corporation ("Abalone Acquisition") and a wholly-owned subsidiary of PairGain Technologies, Inc., a Delaware corporation ("PairGain"), merge with and into the Corporation (the "Merger"), with the Corporation being the surviving corporation, and the Merger is hereby approved; and

         RESOLVED, that the Agreement and Plan of Reorganization (the "Merger Agreement") among the Corporation, Abalone Acquisition and PairGain, including the exhibits thereto, and the other agreements and instruments required by the terms of the Merger Agreement to be executed by the Corporation or affecting the rights of the Corporation's employees, optionholders, warrantholders or stockholders, including, without limitation, the Registration Rights Agreement, the Indemnity Escrow Agreement, the Affiliate/Stockholder Agreements and the Non-Competition Agreements, as such terms are defined in the Merger Agreement (collectively, the "Ancillary Agreements"), copies of which Merger Agreement and Ancillary Agreements were provided to the stockholders, be and hereby are, in all respects approved in substantially the form provided to the stockholders; and

         RESOLVED, that the Board of Directors of the Corporation be, and hereby is, authorized and empowered to take or cause to be taken any and all actions as it may deem necessary or appropriate to effectuate the Merger on substantially the terms set forth in the Merger Agreement and the Ancillary Agreements, with such amendments or changes as the Board of Directors may determine to be appropriate, and all actions previously taken by the Board of Directors and officers of the Corporation in connection with the Merger are hereby ratified and affirmed.

II.  Confirmation of Indemnity and Appointment of Stockholder Representative

         By signing below, and without limiting the generality of the foregoing approvals, each stockholder confirms and ratifies the provisions of Section 6.1 of the Merger Agreement, which provide that each stockholder severally and not jointly agrees to indemnify and hold harmless PairGain, Merger Sub and the Corporation (as the surviving corporation in the Merger) and their affiliates and respective officers, directors, successors and assigns in respect of the matters described in such Section 6.1. The sole and exclusive source of such indemnification shall be the shares of PairGain Common Stock held under the Indemnity Escrow Agreement, and the stockholders of the Corporation shall have no personal liability for indemnification damages except for their pro rata share of the PairGain Common Stock held under the Indemnity Escrow Agreement.

         By signing below, and without limiting the generality of the foregoing approvals, each stockholder also confirms and ratifies the provisions of
Section 1.3(b) of the Merger Agreement and Section 6 of the Indemnity Escrow Agreement and consents to the appointment of Derek Minno and his successors as such stockholder's agent and attorney-in-fact for the purposes set forth in
Section 1.3(b) of the Merger Agreement. Without limiting the generality of the foregoing, each stockholder irrevocably constitutes and appoints Charles McCormack as such stockholder's true and lawful agent and attorney-in-fact to enter into the Indemnity Escrow Agreement on such stockholder's behalf and to otherwise act on behalf of such stockholder in accordance with the provisions of the Indemnity Escrow Agreement and Section 1.3(b) of the Merger Agreement.

III.  Termination of Certain Agreements

         By signing below, each stockholder agrees that each and every agreement among the Corporation and any of the stockholders, or among any of the stockholders, providing for registration rights, rights of first refusal or rights of co-sale, relating to the voting of the Corporation's securities or requiring the Corporation to obtain the consent or approval of any stockholder prior to taking or failing to take any action, be and hereby is terminated, effective immediately prior to the effectiveness of the Merger. The agreements terminated effective immediately prior to the effectiveness of the Merger include, without limitation, the following: Common Stock and Series A Preferred Stock Purchase Agreement, dated as of April 2, 1996 among the Corporation and the Investors identified therein, as amended; and the Investors identified and the Series B-1 Preferred Stock Purchase Agreements, dated as of September 19, 1996 and October 1, 1996 among the Corporation and the Investors identified therein. The terminated agreements do not include that certain Amended and Restated Shareholders' Agreement dated as of September 19, 1996 (the "Existing Shareholders' Agreement"), as the same shall be amended and restated at the Effective Time (as defined in the Merger Agreement) by the Second Amended and Restated Shareholders' Agreement, among the Corporation, PairGain and the stockholders identified therein the form of which has been provided to the stockholders (the "Amended Shareholders' Agreement").

IV.  Amendment of Shareholders' Agreement

         By signing below, each stockholder agrees that upon the Effective Time the Existing Shareholders' Agreement may and shall be amended and restated in substantially the form of the Amended Shareholders' Agreement and each stockholder hereby consents to and approves of such amendment and restatement.

V.  Consents of Warrantholders

         By signing below, and without limiting the generality of the foregoing approvals, each holder of Exchangeable Warrants (as defined in the Merger Agreement) consents to and confirms and ratifies and the provisions of Section
1.2 of the Merger Agreement, which section provides that at the Effective Time each outstanding Exchangeable Warrant shall, automatically and without any action on the part of the holder thereof, be converted into the right to receive shares of PG Common Stock (as defined in the Merger Agreement) in the amount and on the terms set forth in the Merger Agreement.

         By signing below, and without limiting the generality of the foregoing approvals, each holder of Assumed Warrants (as defined in the Merger Agreement) consents to and confirms and ratifies the provisions of Section 1.7 of the Merger Agreement, which section provides that at the Effective Time each Assumed Warrant shall, without any action on the part of the holder thereof, be converted into a warrant to purchase shares of PG Common Stock (as defined in the Merger Agreement) in the amount and for the purchase price per share as determined in accordance with the terms and calculations set forth in the Merger Agreement.

VI.  Investment Representations

         By signing below each stockholder, as to himself, herself or itself, hereby represents and warrants to the Company for the benefit of PairGain and Abalone Corporation as follows:

                    (a) The stockholder is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                    (b) The stockholder is currently the owner of that number of shares of the Company's capital stock and warrants to purchase shares of the Company's capital stock set forth opposite his, her or its name on Tables A and B attached hereto (collectively, the "Company Capital Stock").

                    (c) The stockholder's principal residence or place of business is set forth in the signature page hereto.

                    In addition, each stockholder acknowledges that:

                             (i)     the sale of the PairGain Common Stock has
not been registered under the Securities Act, and the PairGain Common Stock must be held indefinitely unless a transfer of the PairGain Common Stock is subsequently registered under the Securities Act (such as provided in the Registration Rights Agreement) or an exemption from such registration is available;

                             (ii)    any share certificates representing the
PairGain Common Stock will bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS IN EFFECT UNDER SUCH ACT, (2) SUCH TRANSFER IS PURSUANT TO RULE 144 UNDER SUCH ACT OR (3) THE HOLDER HEREOF FURNISHES TO PAIRGAIN TECHNOLOGIES, INC. AN OPINION OF COUNSEL, WHICH COUNSEL AND WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO PAIRGAIN TECHNOLOGIES, INC. THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED.

                             (iii)   PairGain may notify its transfer agent of,
and cause its transfer agent to refuse to effect transfers of PairGain Common Stock inconsistent with, the legends and restrictions set forth above.

         This Consent and Agreement may be signed in multiple counterparts, each of which shall be an original, but all of which taken together shall constitute one document. The undersigned stockholders further direct that this Consent shall be effective as of the first date on which it has been executed by the requisite number of stockholders and delivered to the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

                                                 SHAREHOLDERS                              ADDRESS


-------------------------------         -------------------------------        --------------------------------
Date                                    Paul K. Sun
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    Paul Eaton
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    David Jenkins
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    Charles McCormack
                                                                               --------------------------------

                                        POINT VENTURE PARTNERS, L.P.




-------------------------------         -------------------------------        --------------------------------
Date                                    By:
                                                                               --------------------------------
                                        Its:

                                        POINT VENTURE PARTNERS,
                                        PENNSYLVANIA, L.P.



-------------------------------         -------------------------------        --------------------------------
Date                                    By:
                                                                               --------------------------------
                                        Its:



-------------------------------         -------------------------------        --------------------------------
Date                                    Robert Gilbertson
                                                                               --------------------------------

-------------------------------         ------------------------------         -------------------------------
Date                                    Lisa Juliano
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    Harvery Wasserman
                                                                               --------------------------------


                                        TECOM CO., LTD.



-------------------------------         -------------------------------        --------------------------------
Date                                    By:
                                                                               --------------------------------
                                        Its:



-------------------------------         -------------------------------        --------------------------------
Date                                    Michael J. Price
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    Michel David-Weill
                                                                               --------------------------------


                                        MAINZ HOLDINGS LIMITED




-------------------------------         -------------------------------        --------------------------------
Date                                    By:
                                                                               --------------------------------
                                        Its:



-------------------------------         -------------------------------        --------------------------------
Date                                    Damon Mezzacappa
                                                                               --------------------------------


                                        WINDSONG PARTNERS, L.P.




-------------------------------         -------------------------------        --------------------------------
Date                                    By:
                                                                               --------------------------------
                                        Its:

                                         J. IRA HARRIS LIVING TRUST




-------------------------------         -------------------------------        --------------------------------
Date                                    By:
                                                                               --------------------------------
                                        Its:



-------------------------------         -------------------------------        --------------------------------
Date                                    By:
                                                                               --------------------------------
                                        Its:


                                        FIRSTMARK TELLURIDE GROUP



-------------------------------         -------------------------------        --------------------------------
Date                                    By:
                                                                               --------------------------------
                                        Its:


                                        M. TARGOFF INSURANCE TRUST



-------------------------------         -------------------------------        --------------------------------
Date                                    By:
                                                                               --------------------------------
                                        Its:


                                        AUDREY MACLEAN AND MICHAEL
                                        MCCLAIR, AS TRUSTEES



-------------------------------         -------------------------------        --------------------------------
Date                                    By:  Audrey MacLean
                                                                               --------------------------------
                                        Its:  Trustee



-------------------------------         -------------------------------        --------------------------------
Date                                    By:  Michael McClair
                                                                               --------------------------------
                                        Its:  Trustee

                                        ROCK VENTURES LLC



-------------------------------         -------------------------------        --------------------------------
Date                                    By:
                                                                               --------------------------------
                                        Its:



-------------------------------         -------------------------------        --------------------------------
Date                                    Jeffrey A. Golman
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    L. Gregory Rice
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    Marcus Agius
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    William R. Araskog
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    Richard P. Emerson
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    Dennis Friedman
                                                                               --------------------------------



                                        CINQ PARTNERS



-------------------------------         -------------------------------        --------------------------------
Date                                    By:
                                                                               --------------------------------
                                        Its:



-------------------------------         -------------------------------        --------------------------------
Date                                    David C. Lee
                                                                               --------------------------------

-------------------------------         -------------------------------        --------------------------------
Date                                    Marc Abramson
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    Dan Lacoff
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    Dr. Sanford Lederman
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    Gil Ha
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    Scott Hoffman
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    James S. Kahan
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    Adam P. Parten
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    Melvin Meskin
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    Cashimir Skrzypczak
                                                                               --------------------------------



-------------------------------         -------------------------------        --------------------------------
Date                                    David Lacoff
                                                                               --------------------------------


                                        LAZARD FRERES & CO. LLC


-------------------------------         -------------------------------        --------------------------------
Date                                    By:
                                                                               --------------------------------
                                        Its: